                           UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           SCHEDULE 14A
                          (RULE 14a-101)


               INFORMATION REQUIRED IN PROXY STATEMENT
                      SCHEDULE 14a INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12


                     The Brink's Company
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

[BRINK'S LOGO]                                   The Brink's Company
                                                 1801 Bayberry Court
                                                 P.O. Box 18100
                                                 Richmond, VA 23226-8100

MICHAEL T. DAN
Chairman,
President and Chief Executive Officer

                                                                  March 26, 2004

To Our Shareholders:

    You are cordially invited to attend the annual meeting of shareholders of The Brink's Company to be held at the Hotel Inter-Continental The Barclay New York, 111 East 48th Street, New York, New York, on Friday, May 7, 2004, at 1:00 p.m., local time.

    You will be asked to: (i) elect three directors for a term of three years and one director for a term of one year; (ii) approve independent public accountants for 2004; (iii) approve a proposal to amend and restate the Company's 1994 Employee Stock Purchase Plan; and (iv) approve a proposal to amend the Company's Directors' Stock Accumulation Plan.

    It is important that you vote, and we urge you to complete, sign, date and return the enclosed proxy in the envelope provided.

    We appreciate your prompt response and cooperation.

                                           Sincerely,

                                           MICHAEL DAN

                                  [BRINK'S LOGO]

                               -------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 2004

                               -------------------

    Notice Is Hereby Given that the annual meeting of shareholders of THE BRINK'S COMPANY will be held on May 7, 2004, at 1:00 p.m., local time, at the Hotel Inter-Continental The Barclay New York, 111 East 48th Street, New York, New York, for the following purposes:

    1. To elect three directors for a term expiring in 2007 and one director for a term expiring in 2005.

    2. To approve the selection of KPMG LLP as independent public accountants to audit the accounts of the Company and its subsidiaries for the year 2004.

    3. To consider and act upon a proposal to amend and restate the Company's 1994 Employee Stock Purchase Plan as described in the attached Proxy Statement and set forth as Exhibit A.

    4. To consider and act upon a proposal to amend the Company's Directors' Stock Accumulation Plan as described in the attached Proxy Statement and set forth as Exhibit B.

    5. To transact such other business as may properly come before the meeting or any adjournment.

    The close of business on March 15, 2004, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the meeting.

    Whether or not you expect to attend the annual meeting in person, please complete, date and sign the enclosed proxy and return it in the enclosed envelope, which requires no additional postage if mailed in the United States. We appreciate your prompt response.

                                               Austin F. Reed
                                               Secretary

March 26, 2004

    The Annual Report to Shareholders, including financial statements, is being mailed to shareholders, together with these proxy materials, commencing on or about March 26, 2004.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. A RETURN ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

                               THE BRINK'S COMPANY

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of The Brink's Company (the 'Company') of proxies from holders of Brink's common stock (hereinafter 'Brink's Common Stock'), to be voted at the annual meeting of shareholders to be held on May 7, 2004, at 1:00 p.m., local time, at the Hotel Inter-Continental The Barclay New York, 111 East 48th Street, New York, New York (and at any adjournment thereof), for the purposes set forth in the accompanying notice of such meeting.

    On May 2, 2003, the Company's shareholders approved the proposal to change the Company's name to 'The Brink's Company.' On May 5, 2003, Brink's Common Stock began trading on the New York Stock Exchange under the symbol 'BCO.'

    The close of business on March 15, 2004, has been fixed as the record date for determining the shareholders entitled to notice of and to vote at the annual meeting, and only shareholders of record at the close of business on that date will be entitled to vote at the meeting and any adjournment thereof. On March 15, 2004, the Company had outstanding 54,251,610 shares of Brink's Common Stock, the holders thereof being entitled to one vote per share on all matters that the Board of Directors knows will be presented for consideration at the annual meeting.

    This Proxy Statement and the accompanying form of proxy and Annual Report to Shareholders are being mailed to shareholders commencing on or about March 26, 2004. The mailing address of the principal executive office of the Company is 1801 Bayberry Court, P.O. Box 18100, Richmond, VA 23226-8100.

    The election of directors, the selection of independent public accountants, the approval of the amendment and restatement of the 1994 Employee Stock Purchase Plan and the approval of the amendment of the Directors' Stock Accumulation Plan are the only matters that the Board of Directors knows will be presented for consideration at the annual meeting. The shares of Brink's Common Stock represented by proxies solicited by the Board of Directors will be voted in accordance with the recommendations of the Board of Directors on these matters unless otherwise specified in the proxy, and where the person solicited specifies a choice with respect to any matter to be acted upon, the shares of Brink's Common Stock will be voted in accordance with the specification so made. As to any other business that may properly come before the annual meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the person voting the proxies.

    The Company's bylaws provide that the chairman of the annual meeting will determine the order of business at the annual meeting and the voting and other procedures to be observed. The chairman is authorized to declare whether any business is properly brought before the annual meeting, and business not properly brought before the annual meeting will not be transacted.

    The enclosed proxy is revocable at any time prior to its being voted by filing an instrument of revocation or a duly executed proxy bearing a later date. A proxy may also be revoked by attendance at the annual meeting and voting in person. Attendance at the annual meeting will not by itself constitute a revocation.

    Votes cast by shareholders will be treated as confidential in accordance with a policy approved by the Board of Directors. Shareholder votes at the annual meeting will be tabulated by the Company's transfer agent, EquiServe Trust Company, N.A.

                               CORPORATE GOVERNANCE

BOARD OF DIRECTORS

    The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, exercising their good faith business judgment of the best interests of the Company. Members of the Board are kept informed of the Company's business by various reports sent to them regularly, as well as by operating and financial reports made at Board and Committee meetings by the President and Chief Executive Officer and other officers and members of management. During 2003, the Board met eight times.

AUDIT AND ETHICS COMMITTEE

    The Audit and Ethics Committee (the 'Audit Committee'), established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, recommends to the Board the selection by shareholders at their annual meeting of a firm of independent public accountants, confers with the Company's independent public accountants to review the plan and scope of their proposed audit as well as their findings and recommendations upon the completion of the audit, and meets with the independent public accountants and with appropriate Company financial personnel and internal auditors regarding the Company's internal controls, practices and procedures. The Audit Committee also oversees the Company's legal and business ethics compliance programs. The Audit Committee's Charter and the Company's Business Code of Ethics are attached as Appendices A and B to this proxy statement. The Board has examined the composition of the Audit Committee and found the members to meet the independence requirements set forth in the listing standards of the New York Stock Exchange. The Board of Directors has identified James R. Barker, Marc C. Breslawsky, Ronald M. Gross and Carl S. Sloane as 'Audit Committee financial experts' as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. None of the Company's Audit Committee members simultaneously serve on more than one other public company audit committee. The Audit Committee currently consists of Mr. Sloane, as Chairman, and Messrs. Barker, Breslawsky and Gross, none of whom is an officer or employee of the Company or any of its subsidiaries. The Audit Committee met six times during 2003.

    The Audit Committee has adopted procedures for pre-approving certain specific audit and non-audit services provided by the independent auditor. The pre-approved services are described in detail under three categories: audit and audit-related, tax services and agreed upon procedures. Requests for services are reviewed by the Company's Legal Department and Finance Department to ensure that they satisfy the requirements of the pre-approval policy. The Audit Committee is provided a detailed update at each meeting as to independent auditor engagements.

COMPENSATION AND BENEFITS COMMITTEE

    The Compensation and Benefits Committee (the 'Compensation Committee') is responsible for establishing and reviewing policies governing salaries, incentive compensation and the terms and conditions of employment of senior executives and other key employees of the Company, in addition to oversight of the Company's stock option plans for employees and similar plans which may be maintained from time to time by the Company. The Compensation Committee's Charter is attached as Appendix C to this proxy statement. The Board has examined the composition of the Compensation Committee and found the members to meet the independence requirements set forth in the listing standards of the New York Stock Exchange. The Compensation Committee currently consists of Mr. Barker, as Chairman, and Messrs. Ackerman, Broadhead and Grinstein, none of whom is an officer or employee of the Company or any of its subsidiaries. The Compensation Committee met four times during 2003.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

    The Corporate Governance and Nominating Committee (the 'Corporate Governance Committee') oversees the governance of the Company and recommends to the Board nominees for election as directors and as senior executive officers of the Company, as well as reviewing the performance of incumbent directors in determining whether to recommend them to the Board for renomination. The Corporate Governance Committee's charter is attached as Appendix D to this proxy statement. The Board has examined the composition of the Corporate Governance Committee and found the members to meet the independence requirements set forth in the listing standards of the New York Stock Exchange. The Corporate Governance Committee currently consists of Mr. Gross, as Chairman, Mrs. Alewine and Messrs. Grinstein and Turner, none of whom is an officer or employee of the Company or any of its subsidiaries. The Corporate Governance Committee met five times during 2003.

FINANCE COMMITTEE

    The Finance Committee recommends to the Board dividend and other actions and policies regarding the financial affairs of the Company, including those relating to matters that may affect the financial strength of the Company. The Finance Committee currently consists of Mr. Ackerman, as Chairman, and Messrs. Breslawsky and Turner, none of whom is an officer or employee of the Company or any of its subsidiaries. The Finance Committee met four times during 2003.

PENSION COMMITTEE

    The Pension Committee is responsible for the oversight of the Company's Pension-Retirement Plan and 401(k) Plan and any similar plans that may be maintained from time to time by the Company. The Pension Committee also has general oversight responsibility for pension plans maintained by foreign and other subsidiaries of the Company. The Pension Committee has authority to adopt amendments to the Company's Pension-Retirement Plan, Pension Equalization Plan and 401(k) Plan. In carrying out these responsibilities, the Pension Committee coordinates with the appropriate financial, legal and administrative personnel of the Company, including the Company's Administrative Committee, as well as outside experts retained in connection with the administration of those plans. The Pension Committee currently consists of Mr. Broadhead, as Chairman, Mrs. Alewine, and Mr. Sloane, none of whom is an officer or employee of the Company or any of its subsidiaries. The Pension Committee met three times during 2003.

EXECUTIVE COMMITTEE

    The Executive Committee of the Board may exercise substantially all the authority of the Board during the intervals between the meetings of the Board. The Executive Committee currently consists of Mr. Dan, as Chairman, and all other directors, except that a quorum of the Executive Committee consists of one-third of the number of members of the Executive Committee, three of whom must not be employees of the Company or any of its subsidiaries. The Executive Committee held no meetings in 2003.

EXECUTIVE SESSIONS OF THE BOARD OF DIRECTORS

    The non-management members of the Board of Directors meet regularly without management present. The Board of Directors has determined, as provided in the Company's Corporate Governance Policies, that there is no need to designate a lead outside director to chair their executive sessions. Each executive session, or portion thereof, is chaired by the chairman of the Board committee that has primary responsibility over the matter under discussion during the executive session or portion thereof.

DIRECTOR ATTENDANCE AT MEETINGS

    During 2003, all incumbent directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees of the Board on which they served, and the average attendance at all meetings was approximately 97%.

Director Attendance at Annual Meeting

    The Company has no policy with regard to Board members' attendance at annual meetings. Eight of the eleven directors attended the 2003 annual meeting of shareholders.

BOARD INDEPENDENCE

    The Board of Directors has adopted as categorical standards the independence requirements in the listing standards of the New York Stock Exchange to assist it in making determinations of independence. All of the company's directors, with the exception of Mr. Dan, who also serves as President and Chief Executive Officer of the Company, meet these standards. For a director to be deemed 'independent,' the Board of Directors must affirmatively determine that the director has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company. In making this determination, the Board of Directors applies the following standards:

        1. A director who is an employee, or whose immediate family member is an executive officer, of the Company, is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

        2. A director who receives (or whose immediate family member, serving as an executive officer, receives) more than $100,000 per year in direct compensation from the Company is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not count toward the $100,000 limitation.

        3. A director who is affiliated with or employed by (or whose immediate family member is affiliated with or employed by) a present or former internal or external auditor of the Company is not independent until three years after the end of either the affiliation or the employment or auditing relationship.

        4. A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of the Company's present executives serve on that company's compensation committee is not independent until three years after the end of such service or employment relationship.

        5. A director who is an executive officer or an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, the Company for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues is not independent until three years after falling below such threshold.

DIRECTOR NOMINATING PROCESS

    The Company's Corporate Governance Policies contain information concerning the responsibilities of the Corporate Governance Committee with respect to identifying and evaluating the director candidates. The Corporate Governance Policies are attached as Appendix E to this proxy statement. Both the Corporate Governance Committee Charter and the Corporate Governance Policies are published on the Company's Internet website at www.brinkscompany.com. All members of the Corporate Governance Committee are independent as defined under the general independence standards of the listing standards of the New York Stock Exchange.

    The Corporate Governance Committee's charter provides that the Corporate Governance Committee will consider director candidate recommendations by shareholders. Shareholders should submit any such recommendations for the Corporate Governance Committee through the method described under 'Communications with Non-Management Members of the Board of Directors' below. In addition, in accordance with the Company's bylaws, any shareholder of record entitled to vote for the election of directors at the applicable meeting of shareholders may nominate persons for election to the Board of Directors, if such shareholder complies with the notice procedures set forth in the bylaws and summarized in the section of this proxy statement entitled 'Other Information -- Shareholder Proposals.'

    The Corporate Governance Committee evaluates all director candidates in accordance with the director membership criteria described in the Corporate Governance Policies. The Corporate Governance Committee evaluates any candidate's qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole. In addition, the Corporate Governance Committee will evaluate a candidate's business experience, diversity, international background and leadership capabilities, along with any other skills or experience which would be of assistance to management in operating the Company's business. The Company did not receive notice of a director candidate recommended by a shareholder or group owning more than 5% of the Company's voting common stock for at least one year as of the date of recommendation on or prior to November 29, 2003, the date that is 120 days before the anniversary of the prior year's release of the proxy statement.

    The Corporate Governance Committee utilizes several methods for identifying and evaluating director nominees. The Corporate Governance Committee periodically assesses whether any vacancies on the Board are expected due to retirement or otherwise and, in the event that vacancies are anticipated, the Committee considers possible director candidates. The Corporate Governance Committee has utilized professional search firms to identify candidates based upon the director membership criteria described in the Corporate Governance Policies.

COMMUNICATIONS WITH NON-MANAGEMENT MEMBERS OF THE BOARD OF DIRECTORS

    The Company's Corporate Governance Policies set forth a process by which shareholders can send communications to the non-management members of the Board of Directors. When interested third parties have concerns, they may make them known to the non-management directors by communicating via written correspondence sent U.S. mail c/o 'Executive Session Chairman' at the Company's Richmond, Virginia address. All such correspondence is provided to the presiding chairman at, or prior to, the next executive session held at a regular Board meeting.

COMPENSATION OF DIRECTORS

    Each non-employee director is paid an annual retainer fee of $32,500, an attendance fee of $1,750 per day for each meeting of the Board and of each committee of the Board, and a fee of $1,750 per day for rendering any special services to the Company at the request of the Chairman of the Board. Each Committee chairman receives an additional annual fee of $3,300. A director may elect to defer receipt of his or her fees to future years and to receive interest thereon, compounded quarterly, at the prime commercial lending rate of J.P. Morgan Chase and Co., as of the end of the previous calendar quarter.

    Under the terms of the Company's Directors' Stock Accumulation Plan, each non-employee director receives, as of June 1 of each year, an allocation of Units representing shares of Brink's Common Stock (the 'Units') equal to (a) 50% of the annual retainer in effect on such June 1 if he or she has accrued less than eight years of service or (b) 25% of such annual retainer if he or she has accrued eight or more years of service, divided by the stock price for such date. In addition, under the Directors' Stock Accumulation Plan, additional Units are credited to participants' accounts in respect of cash dividends paid on the Brink's Common Stock based upon the Directors' Stock Accumulation Plan's formula for accrual. Upon a participant's termination of service, the distribution of shares of Brink's Common Stock equal to the number of Units allocated to such director's account will be made in a single lump sum distribution unless the participant elects at least 12 months before his or her termination to receive equal annual installments (not more than 10) commencing on the first day of the month next following his or her termination of service.

    The following table sets forth information concerning the number of Units credited during 2003 to each participant standing for election or continuing as a director:

                                                              2003 UNITS
                                                               CREDITED
                                                               --------
Roger G. Ackerman...........................................     507.81
Betty C. Alewine............................................   1,015.63
James R. Barker.............................................     507.81
Marc C. Breslawsky..........................................   1,015.63
James L. Broadhead..........................................     507.81
Gerald Grinstein............................................   1,015.63
Ronald M. Gross.............................................     507.81
Carl S. Sloane..............................................   1,015.63
Ronald L. Turner............................................   1,015.63
All Non-Employee Nominees and Continuing Directors as a
  Group (9 persons).........................................   7,109.39

    Under the Non-Employee Directors' Stock Option Plan (the 'Non-Employee Directors' Stock Option Plan'), automatic annual grants of options are made for 2,517 shares of Brink's Common Stock at 100% of fair market value on the date of grant to each non-employee director on each July 1 so long as the Non-Employee Directors' Stock Option Plan remains in effect. Each option granted annually will become exercisable six months from the date of grant. Each option granted under the Non-Employee Directors' Stock Option Plan constitutes a nonqualified stock option under the Internal Revenue Code of 1986, as amended (the 'Code'), and terminates no later than ten years from the date of grant. The Non-Employee Directors' Stock Option Plan expires May 11, 2008. The options are nontransferable otherwise than by will or the laws of descent and distribution except that options may be transferable to immediate family members (or trusts therefor) of an optionee.

    Under the Directors' Charitable Award Program, the Company will contribute $1,100,000 on behalf of each participating director after such director's death. Of that amount, $100,000 will be donated to one or more tax-exempt organizations designated by the Company, and $1,000,000 will be donated in accordance with the director's recommendations to eligible educational institutions and charitable organizations. Each of the Company's directors currently participates in the Directors' Charitable Award Program. The Company is the owner and beneficiary of life insurance policies insuring the lives of the participating directors. Premiums paid in 2003 in respect of such policies totaled in aggregate approximately $464,000.

                             ADDITIONAL INFORMATION

EXECUTIVE COMPENSATION

    The following table sets forth information with respect to the compensation of the Chief Executive Officer and the other four highest paid executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL                     LONG-TERM
                                                  COMPENSATION                COMPENSATION
                                             -----------------------      ---------------------
            NAME AND                                                      SECURITIES UNDERLYING         ALL OTHER
       PRINCIPAL POSITION          YEAR      SALARY(a)      BONUS(b)             OPTIONS             COMPENSATION(b)
       ------------------          ----      ---------      --------             -------             ---------------
M. T. Dan                          2003      $915,846       $750,000             115,000                 $21,762
 Chairman, President and           2002       880,077        663,000             172,000                  18,624
 Chief Executive Officer           2001       832,692        318,750             170,000                  12,776

R. T. Ritter                       2003      $371,923       $250,000              25,000                 $15,388
 Vice President and                2002       346,154        200,000              40,000                  14,791
 Chief Financial Officer           2001       322,692        150,000              40,000                  11,654

F. T. Lennon                       2003      $325,200       $175,000              20,000                 $17,216
 Vice President --                 2002       310,900        150,000              30,000                  14,944
 Human Resources                   2001       297,523        110,000              30,000                  11,756
 and Administration

A. F. Reed                         2003      $325,200       $170,000              20,000                 $14,441
 Vice President, General           2002       311,169        140,000              30,000                  12,926
 Counsel and Secretary             2001       298,523        110,000              30,000                  10,581

J. B. Hartough                     2003      $240,677       $105,000              18,000                 $13,530
 Vice President --                 2002       236,800        163,000              20,000                  19,013
 Corporate Finance                 2001       233,031         80,000              20,000                  10,401
 and Treasurer

(a) Salaries before compensation reduction payments under the 401(k) Plan and the Deferral of Salary and Supplemental Savings Plan portions of the Company's Key Employees' Deferred Compensation Program.

    In addition, as of January 1, 2004, the participant's account was credited with additional Common Stock Units in respect of cash dividends paid on Brink's Common Stock during 2003 based upon the formula for accrual in the Deferred Compensation Program. The following table sets forth the amount of 2003 salary deferred under the Deferred Compensation Program by each of the executive officers named above and the number of Common Stock Units credited to his account (including matching contributions and cash dividends) in respect of salary paid in 2003:

                                       2003 COMPENSATION   COMMON STOCK
                                           DEFERRED           UNITS
                                           --------           -----
Mr. Dan                                   $228,961.57       13,859.78
Mr. Ritter                                  74,384.60        4,502.58
Mr. Lennon                                  97,560.02        5,905.50
Mr. Reed                                    65,040.01        3,937.00
Mr. Hartough                                72,203.09        4,370.64

  Under the Deferred Compensation Program, distributions with respect to the Common Stock Units are to be made in shares of Brink's Common Stock on the basis of one share for each Common Stock Unit (with cash paid for fractional Common Stock Units), but the aggregate value of the shares so distributed attributable to the deferral of salary pursuant to the Deferral of Salary portion of the Program (including related dividends, but not matching contributions) may not be less than the aggregate amount of the salary deferred pursuant to the Deferral of Salary portion of the Program and the related dividends in respect of which such Common Stock Units were initially credited. Such distributions will be made upon termination of employment or earlier upon election made more than one year prior to distribution.

(b) Under the Company's Key Employees' Deferred Compensation Program, participants are permitted to defer up to 100% of the cash incentive payment for 2003 made to them pursuant to the Key Employees Incentive Plan and receive a Company-matching contribution with respect to the amount so deferred but not in excess of 10% of the cash incentive payment, which amounts were, as of January 1, 2004, converted into Common Stock Units in accordance with the formula for conversion in the Deferred Compensation Program. In addition, dividend credits of Common Stock Units were made to the participant's accounts in respect of cash dividends paid on Brink's Common Stock during 2003. The following table sets forth the aggregate amount of incentive compensation for 2003 deferred under the Deferred Compensation Program, including Company-matching contributions, by each of the executive officers named above and the number of Common Stock Units credited to his account (including in respect of cash dividends) as of January 1, 2004:

                                             2003 BONUS   COMMON STOCK
                                              DEFERRED       UNITS
                                              --------       -----
Mr. Dan                                       $375,000     16,937.67
Mr. Ritter                                      50,000      2,258.36
Mr. Lennon                                      87,500      3,952.12
Mr. Reed                                        34,000      1,535.68
Mr. Hartough                                    32,000      1,445.35

                                              (footnotes continued on next page)

(footnotes continued from previous page)

  Under the Deferred Compensation Program, distributions with respect to the Common Stock Units are to be made in shares of Brink's Common Stock on the basis of one share for each Common Stock Unit (with cash paid for fractional Common Stock Units), but the aggregate value of the shares so distributed attributable to the deferral of cash incentive payments (including related dividends, but not matching contributions) may not be less than the aggregate amount of the cash incentive payment deferred and the related dividends in respect of which such Common Stock Units were initially credited. Such distributions will be made upon termination of employment or earlier upon election made more than one year prior to distribution.

(c) The Company made matching contributions under the 401(k) Plan in 2003 in the amount of $10,000 for each of Messrs. Dan, Ritter, Reed and Lennon and $9,852.30 for Mr. Hartough.

    In 2003, the Company paid life insurance premiums under the Executive Salary Continuation Plan in the amount of $11,761.96 for Mr. Dan; $5,388.48 for Mr. Ritter; $7,216.00 for Mr. Lennon; $4,440.53 for Mr. Reed; and $3,677.30 for Mr. Hartough. The Executive Salary Continuation Plan provides a death benefit equal to three times a covered employee's annual salary payable in ten equal annual installments to the employee's spouse or other designated beneficiary.

STOCK OPTIONS

    The following table sets forth information concerning nonqualified stock options granted under the Company's 1988 Stock Option Plan on July 10, 2003, to the Chief Executive Officer and the other officers named in the Summary Compensation Table. Such options will (i) become exercisable as to one-third of the total number of shares covered by such option on each of the first, second and third anniversary of the date of grant; (ii) have purchase prices per share equal to 100% of the fair market value of the Brink's Common Stock on the date of grant, rounded up to the next higher cent; and (iii) expire on July 10, 2009. No Stock Appreciation Rights were granted in 2003 to the named executive officers.

                             OPTION GRANTS IN 2003
                               INDIVIDUAL GRANTS

                                                NUMBER OF     PERCENT OF
                                                SECURITIES   TOTAL OPTIONS   EXERCISE
                                                UNDERLYING    GRANTED TO      PRICE                  GRANT DATE
                                                 OPTIONS     EMPLOYEES IN      PER      EXPIRATION    PRESENT
NAME                                             GRANTED         2003         SHARE        DATE       VALUE(a)
----                                             -------         ----         -----        ----       --------
M. T. Dan.....................................   115,000        19.03%        $15.27     7/10/09      $631,465
R. T. Ritter..................................    25,000         4.14%        $15.27     7/10/09       137,275
F. T. Lennon..................................    20,000         3.31%        $15.27     7/10/09       109,820
A. F. Reed....................................    20,000         3.31%        $15.27     7/10/09       109,820
J. B. Hartough................................    18,000         2.98%        $15.27     7/10/09        98,838

---------

(a) Based on the Black-Scholes option-pricing model and the following assumptions: (i) projected annual dividend yield of 0.54% for Brink's Common Stock; (ii) expected volatility of 36.73%; (iii) a risk-free rate of return of 2.98%; and (iv) all options are exercised on the expiration date. All values vest at 33% per annum until fully vested, and were also discounted by 3% per year to reflect the risk of forfeiture before vesting. The actual value an executive officer may receive depends on market prices and there can be no assurance that the amounts reflected in the Grant Date Present Value column will actually be realized. No gain to an executive officer is possible without a commensurate appreciation in stock value.

    The following table sets forth information concerning the exercise of options during 2003 and unexercised options held at the end of such year.

                      AGGREGATED OPTION EXERCISES IN 2003
                           AND YEAR-END OPTION VALUES
                                 STOCK OPTIONS

                                                             NUMBER OF
                                                       SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                      UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            SHARES                       DECEMBER 31, 2003             DECEMBER 31, 2003
                          ACQUIRED ON     VALUE     ---------------------------   ---------------------------
NAME                       EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       --------     --------    -----------   -------------   -----------   -------------
M. T. Dan...............         0      $  --         565,636        286,332      $1,801,397     $1,048,085
R. T. Ritter............         0         --         116,149         64,999         342,296        230,998
F. T. Lennon............         0         --          96,936         50,000         286,114        182,500
A. F. Reed..............         0         --          96,936         50,000         286,114        182,500
J. B. Hartough..........     1,867       1,045.52      56,675         37,999         141,761        156,199

PENSION-RETIREMENT PLAN

    The Company maintains a noncontributory Pension-Retirement Plan (the 'Pension Plan') covering, generally, full-time employees of the Company and participating subsidiaries who are not covered by a collective bargaining agreement. Accrued benefits under the Pension Plan are vested upon employees' completion of five years of Vesting Service (as defined in the Pension Plan). The Code limits the amount of pensions which may be paid under federal income tax qualified plans. The Board of Directors adopted a Pension Equalization Plan (the 'Equalization Plan') under which the Company will make additional payments so that the total amount received by each such person affected by the

Code limitations is the same as would have otherwise been received under the Pension Plan. The Company has reserved the right to terminate or amend the Pension Plan and the Equalization Plan at any time.

    Effective December 1, 1997, the Equalization Plan was amended to permit participants to receive the actuarial equivalent of their benefit under such plan in a lump sum. By September 30, 2004, or earlier, upon a Change in Control (as defined in the Equalization Plan), the Company is required to contribute amounts in cash to a trust established between the Company and J.P. Morgan Chase and Co. Such amounts are designed to be sufficient to provide the benefits to which (a) participants under the Equalization Plan and (b) retirees covered under certain employment contracts, are entitled pursuant to the terms of the Equalization Plan and such employment contracts. The assets of the trust will be subject to the claims of the Company's general creditors in the event of the Company's insolvency.

    The table below illustrates the estimated annual benefits payable upon retirement at age 65 under the Pension Plan and Equalization Plan to officers and other eligible employees in various classifications as to Average Salary and years of Benefit Accrual Service (as defined in the Pension Plan for service prior to June 1, 2003).

                               PENSION PLAN TABLE

                                      ESTIMATED ANNUAL PENSION
AVERAGE ANNUAL SALARY       PAYABLE BASED ON BENEFIT ACCRUAL SERVICE OF:
DURING 36 CONSECUTIVE   ----------------------------------------------------
MONTHS OF HIGHEST PAY   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS
---------------------   --------   --------   --------   --------   --------
     $  300,000         $ 63,000   $ 94,500   $126,000   $157,500   $172,500
        500,000          105,000    157,500    210,000    262,500    287,500
        700,000          147,000    220,500    294,000    367,500    402,500
        900,000          189,000    283,500    378,000    472,500    517,500
      1,100,000          231,000    346,500    462,000    577,500    632,500
      1,300,000          273,000    409,500    546,000    682,500    747,500
      1,500,000          315,000    472,500    630,000    787,500    862,500
      1,700,000          357,000    535,500    714,000    892,500    977,500

Effective June 1, 2003, the Pension Plan was amended to provide a lower accrual rate for Benefit Accrual Service earned after June 1, 2003. In addition, the Plan's Average Annual Salary definition was changed from 36 to 60 consecutive months. At June 1, 2003, the executive officers named in such Table had been credited under the Pension Plan with the following years of Benefit Accrual
Service: Mr. Dan, 21 years; Mr. Lennon, 26 years; Mr. Hartough, 16 years; Mr. Reed, 16 years; and Mr. Ritter, 5 years. The table does not reflect reductions on account of the applicable Social Security taxable wage base.

    The table below illustrates the estimated annual benefits payable upon retirement at age 65 under the Pension Plan and Equalization Plan to officers and other eligible employees in various classifications as to Average Salary and years of Benefit Accrual Service as defined in the Pension Plan (as amended
June 1, 2003).

                               PENSION PLAN TABLE

                                      ESTIMATED ANNUAL PENSION
AVERAGE ANNUAL SALARY       PAYABLE BASED ON BENEFIT ACCRUAL SERVICE OF:
DURING 60 CONSECUTIVE   ----------------------------------------------------
MONTHS OF HIGHEST PAY   10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS
---------------------   --------   --------   --------   --------   --------
     $  300,000         $ 52,500   $ 78,750   $105,000   $131,250   $146,250
        500,000           87,500    131,250    175,000    218,750    243,750
        700,000          122,500    183,750    245,000    306,250    341,250
        900,000          157,500    236,250    315,000    393,750    438,750
      1,100,000          192,500    288,750    385,000    481,250    536,250
      1,300,000          227,500    341,250    455,000    568,750    633,750
      1,500,000          262,500    393,750    525,000    656,250    731,250
      1,700,000          297,500    446,250    595,000    743,750    828,750

Such amounts are based on the assumption that the employee will be in the Company's employ until normal retirement date (age 65), that the Pension Plan and Equalization Plan will continue in effect without change and that payments will be made on a straight life annuity basis. The Pension Plan and Equalization Plan give effect to the full amount of earnings shown under the salary and bonus columns of the Summary Compensation Table. At December 31, 2003, the executive officers named in such Table had been credited under the Pension Plan with one year each of Benefit Accrual Service. The table does not reflect reductions on account of the applicable Social Security taxable wage base.

EMPLOYMENT AGREEMENTS

    As of May 4, 1998, the Company entered into an employment agreement with Mr. Dan which, as amended as of March 8, 2002, provides him with, among other things, a minimum annual salary of $884,000 for a period ending March 31, 2007, in exchange for his services as President and Chief Executive Officer of the Company. The agreement also provides certain benefits and obligations in the event of a termination of his services during the contract term, including a lump-sum cash payment equal to (i) his annual salary, as in effect immediately prior to such termination, multiplied by three plus (ii) the bonus, if any paid to him in respect of the immediately preceding fiscal year multiplied by three, plus (iii) a sum reflecting the economic equivalent of certain employee benefit programs.

CHANGE IN CONTROL ARRANGEMENTS

    In 1997 and 1998, the Company entered into change-in-control agreements with Messrs. Hartough, Lennon, Reed and Ritter. Pursuant to these agreements, in the event Messrs. Hartough, Lennon, Reed or Ritter are terminated by the Company without Cause (as defined in their respective agreements) or quit for Good Reason (as defined in their respective agreements) within three years following a Change-in-Control (as defined in their respective agreements), the terminated executive will be entitled, in addition to other benefits, to a cash lump-sum payment equal to (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination) plus
(ii) three times the sum of his Annual Base Salary and Annual Bonus (as defined in their respective agreements).

SEVERANCE AGREEMENTS

    In 1997 and 1998, the Company entered into severance agreements with Messrs. Hartough, Lennon, Reed and Ritter, which provide that if the executive is terminated by the Company other than for Cause (as defined in such agreements) or he quits for Good Reason (as defined in such agreements), the terminated executive shall be entitled to receive, in addition to other benefits, (i) his accrued pay (including a prorated portion of his annual bonus based on the number of days worked in the year of his termination), (ii) three times the sum of his annual base salary and Annual Bonus (as defined in such agreements) and
(iii) previously deferred compensation and related matching contributions (whether or not vested).

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                             NUMBER OF SECURITIES REMAINING
                      NUMBER OF SECURITIES TO BE ISSUED     WEIGHTED AVERAGE EXERCISE     AVAILABLE FOR FUTURE ISSUANCE UNDER
   PLAN CATEGORY        UPON EXERCISE OF OUTSTANDING      PRICE OF OUTSTANDING OPTIONS,   EQUITY COMPENSATION PLANS (EXCLUDING
(SHARES IN MILLIONS)    OPTIONS, WARRANTS AND RIGHTS           WARRANTS AND RIGHTS        SECURITIES REFLECTED IN COLUMN (A))
--------------------  ---------------------------------   -----------------------------   ------------------------------------
                                     (a)                               (b)                               (c)(1)
Equity compensation
plans approved by
security holders....              4,046,996                          $20.94                            1,384,608

Equity compensation
plans not approved
by security
holders.............                 --                                --                                 --
                                  ---------                          ------                            ---------
   Total............              4,046,996                          $20.94                            1,384,608
                                  ---------                          ------                            ---------
                                  ---------                          ------                            ---------

---------

(1) The Key Employees' Deferred Compensation Program of The Brink's Company, as approved by shareholders, has no limit as to the number of securities available for issuance. The Brink's Company Director's Stock Accumulation Plan, as approved by shareholders, has 9,654 shares available for issuance as of March 15, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and any persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC and the New York Stock Exchange reports of ownership and changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during 2003, with the exception of Forms 4 covering an automatic annual grant of options filed on behalf of each of the outside directors on July 14, 2003, which were submitted by the Company past the expiration of the SEC's two-day filing requirement, its officers, directors and greater than 10% beneficial owners were in compliance with all applicable filing requirements.

REPORT OF COMPENSATION AND BENEFITS COMMITTEE

    The Compensation and Benefits Committee (the 'Compensation Committee') is responsible for establishing and reviewing policies governing salaries, incentive compensation, and the terms and conditions of employment of senior executive officers and other key employees of the Company. The policies of the Compensation Committee applicable to the compensation of executive officers of the Company are described below.

    The Compensation Committee has established an overall compensation program to attract, retain and motivate executive officers and to enhance their incentive to perform at the highest level and contribute significantly to the Company's success. Recognizing the desirability of tying the compensation of executive officers to performance and of aligning their interests closely to the long-term interests of the Company and its shareholders, the Compensation Committee has determined that a significant part of executive officers' compensation will be paid in the form of incentive payments under the Key Employees Incentive Plan ('KEIP') and the Management Performance Improvement Plan ('MPIP'), as well as grants of stock options under the 1988 Stock Option Plan.

    The Compensation Committee has from time to time separately engaged recognized consultants in the executive compensation field to review and confirm the appropriateness of the Company's salary, annual bonus and long-term incentive programs for executive officers. Cash compensation is paid to executive officers, including the Chief Executive Officer (the 'CEO'), in the form of salaries targeted at or near the 50th percentile, and annual incentive payments under the KEIP. With advice from these consultants, the Compensation Committee has developed a policy to make available to executive officers annual incentive payments based on individual and Company performance which, when coupled with salary, provide executive officers the opportunity to earn annual cash compensation above the 50th percentile for comparable positions in companies of similar size across all industries from which the Company seeks to attract executive officers.

    The Compensation Committee annually reviews the salaries of executive officers in light of competitive standards and the Compensation Committee's evaluation of their individual performance, and makes such adjustments as are appropriate. Each year the Compensation Committee sets target cash incentive awards for executive officers under the KEIP. Such target incentives are indicative of the incentive payment that an executive officer might expect to receive for such year based generally on a strong performance by the individual executive officer in achieving established individual objectives, by his or her operating or staff unit, and the overall performance of the Company. For purposes of determining actual awards under such guidelines, individual performance is given a weight factor of 50%, and unit and Company performance are each given weight factors of 25%.

    For 2003, the CEO had a target cash incentive award under the KEIP of 100% of salary. Based on the KEIP guidelines, the CEO's actual award could have ranged from 0 to 200% of salary, depending on the evaluation of his performance and that of the Company as determined by the Compensation Committee and approved by the Board. The Compensation Committee recommended and the Board approved an annual incentive payment of $750,000 or 82% of salary for the CEO and annual incentive payments for the other executive officers for 2003 after considering the following quantitative and qualitative measures of the Company's performance in 2003: (i) revenues, earnings and cash flow on a consolidated basis; (ii) revenues, operating earnings and cash flow of each business unit; (iii) the employee safety performance of each unit; (iv) changes in shareholder value as measured by the market capitalization of the Company; and (v) increases in economic value. The Compensation Committee also took into account as additional factors and criteria: pricing and market conditions affecting each business unit; the effect of the economy on such businesses; comparative performance of the Company's competitors; productivity and cost containment measures successfully carried out; progress of management development and employee relations efforts; the quality of strategic planning, and communications with external constituencies.

    The Compensation Committee's evaluation of the CEO's and the other executive officers' performance was based not only on the measures of the Company's performance and the other factors and criteria described above, but also on the Compensation Committee's good faith business judgment of their performance as it related both as to results in 2003 and the long-term positioning of the Company. The Compensation Committee did not attach specific weights to the foregoing factors.

    In 2003, the Compensation Committee made stock option grants to the executive officers of the Company totaling 198,000 shares of The Brink's Company Common Stock, including a grant to the CEO of 115,000 shares of The Brink's Company Common Stock. The Compensation Committee's intent in making these grants is to further align the interests of management and shareholders. Because the 2003 stock options were granted with exercise prices equal to 100% of market value on the date of grant, executive officers will benefit from such stock option grants only to the extent the stock price of The Brink's Company's Common Stock appreciates above the exercise price. In addition, since such options generally 'vest' only after periods ranging from one to three years from the date of grant, they enhance the ability of the Company to retain executive officers while encouraging such officers to take a longer-term view in their decisions impacting the Company. Stock options, therefore, tie the compensation of executive officers directly to the long-term performance of the Company.

    As a further means to align the interests of management and shareholders, effective January 1, 2000, the Board adopted, and the Company's shareholders approved in May 2000, the Management Performance Improvement Plan. Participants in the Management Performance Improvement Plan, including all of the executive officers, have a substantial portion of their total compensation tied to the achievement of financial goals established over three-year periods by the Board.

    The Compensation Committee believes that reasonable severance and post-takeover employment arrangements are often an essential aspect of the terms of employment of executive officers. The Compensation Committee also recognizes the importance to the Company of retaining its executive officers during and after the disruption typically provoked by a takeover offer (whether or not ultimately successful). The Company is party to a 'change in control' employment agreement and a severance agreement or employment agreement with each of its executive officers, and the

Compensation Committee is firmly of the view that the Company and its shareholders have benefited from the protection which such agreements afford its executive officers. The Compensation Committee believes that these employment agreements provide reasonable compensation arrangements and give the Company a high degree of management stability during a period of change.

    Internal Revenue Code Section 162(m) disallows a tax deduction for any publicly held corporation for paid remuneration exceeding $1 million in any taxable year for chief executive officers and certain other executive officers, except for performance-based remuneration. Historically, as reflected by the design and implementation of the Company's compensation programs, the Compensation Committee has sought, and continues to seek, the availability of tax deductibility. This policy, however, is subject to the reservation by the Compensation Committee of the flexibility to award non-deductible compensation in circumstances wherein the Compensation Committee believes, in its good faith business judgment, that such an award is in the best interest of the Company in attracting or retaining capable management.

                                          James R. Barker, Chairman
                                          Roger G. Ackerman
                                          James L. Broadhead
                                          Gerald Grinstein

REPORT OF AUDIT AND ETHICS COMMITTEE

    In compliance with the requirements of the New York Stock Exchange, the Audit and Ethics Committee of The Brink's Company has an Audit and Ethics Committee charter (the 'Charter'), outlining the functions and responsibilities of the Audit and Ethics Committee. A copy of the Charter is attached as Appendix A to this proxy statement and is available on the Company's website at www.brinkscompany.com. In connection with those responsibilities, the Audit and Ethics Committee has:

     Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2003 with management and KPMG LLP ('KPMG'), the Company's independent auditors;

     Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 regarding required communication by external auditors with audit committees; and

     Received written disclosures and a letter from KPMG regarding KPMG's independence as required by Independence Standards Board Standard No. 1 and has discussed with KPMG its independence.

    The Audit and Ethics Committee also considered, as it determined appropriate, tax matters and other areas of financial reporting and the audit process over which the Committee has oversight.

    Based on the Audit and Ethics Committee's review and discussions described above, the Audit and Ethics Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the SEC.

                                          Carl S. Sloane, Chairman
                                          James R. Barker
                                          Marc C. Breslawsky
                                          Ronald M. Gross

PERFORMANCE GRAPH

    The following graph shows a five-year comparison of cumulative total returns for the Brink's Common Stock (formerly Pittston Brink's Group Common Stock) outstanding since December 31, 1998, through December 31, 2003, a composite index of peer companies (the 'Custom Composite Index') selected by the Company and the S&P MidCap 400 Index.

  COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG BRINK'S COMMON STOCK,
          THE CUSTOM COMPOSITE INDEX, AND THE S&P MIDCAP 400 INDEX(1)
                           (YEAR ENDING DECEMBER 31)

                                   [GRAPHIC]

                             31-DEC-98   31-DEC-99   14-JAN-00   31-DEC-00   31-DEC-01   31-DEC-02   31-DEC-03
  The Brink's Company          $100        $ 69        $ 69        $ 63        $ 70        $ 59        $ 73
  Custom Composite Index       $100        $ 93        $103        $ 92        $118        $124        $155
  S&P MidCap 400 Index         $100        $115        $116        $135        $134        $115        $155

---------

(1) As of December 31, 1998, the Company's common stock consisted of three tracking stocks: Pittston Brink's Group Common Stock ('Brink's Stock'), Pittston BAX Group Common Stock ('BAX Stock') and Pittston Minerals Group Common Stock ('Minerals Stock'). On January 14, 2000, the Company completed an exchange (the 'Exchange') of BAX Stock and Minerals Stock into Brink's Stock, at exchange ratios of .4848 share of Brink's Stock for each share of BAX Stock and .0817 share of Brink's Stock for each share of Minerals Stock. As a result of the Exchange, the Company now has one class of common stock, Brink's Common Stock, instead of three separate classes of common stock, each of which was intended to track the performance of certain of the Company's business units. For the line designated as 'Brink's Common Stock' the graph depicts the cumulative return on $100 invested in Brink's Stock until January 14, 2000 and, after such date, in Brink's Common Stock. For the Custom Composite Index and the S&P MidCap 400 Index, cumulative returns are measured on an annual basis for the periods from December 31, 1998 through December 31, 2003, with the value of each index set to $100 on December 31, 1998. Total return assumes reinvestment of dividends. The returns of the component companies included in the Custom Composite Index are weighted according to such company's market capitalization at the beginning of each period. Companies in the Custom Composite Index are as follows: Airborne, Inc. (through second quarter 2003), Air Express International Corporation (through 1/14/00), Arch Coal Inc., Burns International Services Corp. (through second quarter 2000), Circle International Group Inc. (through third quarter 2000), Expeditors International Inc., FedEx Corp., Protection One Inc., Wackenhut Corporation (Class A) (through first quarter 2002), and Westmoreland Coal Co. The Company chose the S&P MidCap 400 Index because the Company is included in this index which measures the performance of the mid-size company segment of the United States market.

                             PROPOSALS OF THE BOARD

    The following proposals are expected to be presented to the meeting. Holders of Brink's Common Stock will have one vote per share.

    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS: in order to be elected, nominees for director must receive a plurality of the votes cast by those present in person or represented by proxy at the meeting and entitled to vote thereon. Abstentions and shares held by a broker in 'street name' ('Brokers Shares') that are not voted in the election of directors will not be included in determining the number of votes cast.

    PROPOSAL NO. 2  --  APPROVAL OF THE SELECTION OF INDEPENDENT PUBLIC
ACCOUNTANTS: must receive more votes cast in favor of such proposal by holders of the shares present in person or represented by proxy at the meeting and entitled to vote thereon than votes cast in opposition to such proposal by such holders. Abstentions and Brokers Shares that are not voted on Proposal No. 2 will not be counted in determining the number of votes cast.

    PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 1994 EMPLOYEE STOCK PURCHASE PLAN: must receive the affirmative vote of the holders of a majority of the shares cast in favor of such proposal, provided that the total vote cast on the proposal represents over 50 percent of the outstanding shares. Abstentions will have the same affect as a vote against the proposal.

    Absent voting instructions from a shareholder, a broker may or may not vote Brokers Shares in its discretion depending on the proposals before the meeting. Under the rules of the New York Stock Exchange, a broker may vote Brokers Shares in its discretion on 'routine matters.' The Company believes that the election of directors and the approval of the selection of independent public accountants are routine matters on which brokers will be permitted to vote on behalf of their clients if no voting instructions are furnished. Under the rules of the New York Stock Exchange, however, a broker may not be able to vote on proposals that are not considered 'routine.' When a proposal is not a routine matter and the broker has not received voting instructions with respect to that proposal, the broker cannot vote on that proposal. The Company believes that this proposal is a non-routine matter. As such, Brokers Shares that are not voted on Proposal No. 3 will have no effect on the proposal, provided that the total vote cast represents over 50 percent of the outstanding shares.

    PROPOSAL NO. 4 -- APPROVAL OF AMENDMENT OF THE DIRECTORS' STOCK ACCUMULATION PLAN: must receive the affirmative vote of the holders of a majority of the shares cast in favor of such proposal, provided that the total vote cast on the proposal represents over 50 percent of the outstanding shares. Abstentions will have the same affect as a vote against the proposal. The Company believes that this proposal is a non-routine matter. Brokers Shares that are not voted on Proposal No. 4 will have no effect on the proposal, provided that the total vote cast represents over 50 percent of the outstanding shares.

                    PROPOSAL NO. 1  -- ELECTION OF DIRECTORS

    In accordance with the Company's charter and bylaws, the Board of Directors is divided into three classes, with the term of office of one of the three classes of directors expiring each year and with each class being elected for a three-year term.

    The nominees for election as directors are: Mr. Gerald Grinstein for a one-year term expiring in 2005; and Messrs. James R. Barker, James L. Broadhead and Ronald L. Turner for a three-year term expiring in 2007.

    Mr. Turner has been nominated to serve until 2007 in accordance with the requirements of the Company's charter and bylaws that each of the classes be as evenly divided as possible. Notwithstanding the Company's corporate governance policy regarding director retirement age, Mr. Grinstein has been nominated by the Board, in its good faith business judgment, to serve until 2005.

    The Board of Directors has no reason to believe that any of the nominees are not available or will not serve if elected. If any of them should become unavailable to serve as a director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be properly nominated.

    Set forth below is information concerning the age, principal occupation and employment during the past five years, other directorships and positions with the Company of each nominee and director, and the year in which he or she first became a director of the Company.

                                                          NOMINEE FOR ELECTION AS DIRECTOR FOR
                                                            A ONE-YEAR TERM EXPIRING IN 2005

                 [Photo]                     GERALD GRINSTEIN, 71, is Chief Executive Officer of Delta Air
                                               Lines, Inc., a commercial airline, and has held that
                 (2), (3), (4)                 position since January 2004. He also serves as a principal in Madrona Investment Group LLC, a private investment firm, and as strategic advisor for Madrona Venture Fund, a
                                               Seattle-based venture fund. Mr. Grinstein is the retired
                                               non-executive Chairman of Agilent Technologies, a
                                               diversified technology company, and held that position from
                                               August 1999 to November 2002. Mr. Grinstein served as
                                               Chairman and Chief Executive Officer of Burlington Northern
                                               Inc., until his retirement in 1995. From 1997-1999, Mr.
                                               Grinstein served as non-executive Chairman of Delta Air
                                               Lines, Inc. He is a director of Delta Air Lines, Inc.,
                                               PACCAR Inc. and Vans, Inc. Mr. Grinstein has been a director of the Company since 1998.

                                                NOMINEES FOR ELECTION AS DIRECTORS FOR A THREE-YEAR TERM
                                                                    EXPIRING IN 2007

                 [Photo]                     JAMES R. BARKER, 68, is Chairman of The Interlake Steamship
                                               Co., vessel owners and operators of self unloaders, a
                 (1), (2), (4)                 position he has held since 1987. He is also Vice Chairman of
                                               Mormac Marine Group, Inc, vessel owners of oil product
                                               carriers, and Moran Towing Corporation, tug and barge owners and operators. He is a director of Verizon Communications.
                                               Mr. Barker has been a director of the Company since 1993.

                 [Photo]                     JAMES L. BROADHEAD, 68, is the retired Chairman and Chief
                                               Executive Officer of FPL Group, Inc., a public utility
                 (2), (4), (6)                 holding company. He served as Chief Executive Officer and
                                               Chairman of FPL Group, Inc. from 1989 and 1990,
                                               respectively, until his retirement in December 2001. He is a director of New York Life Insurance Company. Mr. Broadhead has been a director of the Company since 1983.

                 [Photo]                     RONALD L. TURNER, 57, has been Chairman, President and Chief
                                               Executive Officer of Ceridian Corporation since January
                 (3), (4), (5)                 2000. Ceridian Corporation is an information services
                                               company providing outsourcing services to the human
                                               resources, transportation and retail markets, and operates in the U.S., Canada and Europe. Mr. Turner served as Chief
                                               Operating Officer of Ceridian from April 1998 to January
                                               2000; Executive Vice President of Operations from March 1997 to April 1998; and has been a director of Ceridian since
                                               July 1998. He is also a director of FLIR Systems, Inc. and
                                               Imagistics, Inc. Mr. Turner has been a director of the
                                               Company since 2002.

                                                                  CONTINUING DIRECTORS

                 [Photo]                     ROGER G. ACKERMAN, 65, is the retired Chairman and Chief
                                               Executive Officer of Corning Incorporated, a company engaged
                 (2), (4), (5)                 in specialty glass, ceramics and communications. He retired as Chairman of the Board of Corning, Incorporated in June
                                               2001. From 1996 through 2000, Mr. Ackerman served as Chief
                                               Executive Officer of Corning, Incorporated, prior to which he served as President and Chief Operating Officer from 1992 to 1996. He is a director of Massachusetts Mutual Life
                                               Insurance Company. Mr. Ackerman has been a director of the
                                               Company since 1991. His current term as a director of the
                                               Company expires in 2006.

                 [Photo]                     BETTY C. ALEWINE, 55, is the retired President and Chief
                                               Executive Officer of COMSAT Corporation, a provider of
                 (3), (4), (6)                 global satellite services and digital networking services
                                               and technology. Mrs. Alewine served as President and Chief
                                               Executive Officer of COMSAT from 1996 until August 2000,
                                               when the company was acquired by Lockheed Martin
                                               Corporation. She served as President of COMSAT's largest
                                               operating unit from 1994 to 1996. She is a director of New
                                               York Life Insurance Company and Rockwell Automation, Inc.
                                               Mrs. Alewine has been a director of the Company since 2000.
                                               Her current term as a director of the Company expires in
                                               2006.

                 [Photo]                     MARC C. BRESLAWSKY, 61, is Chairman and Chief Executive
                                               Officer of Imagistics International Inc., a company engaged
                 (1), (4), (5)                 in direct sales, service and marketing of enterprise office imaging and document solutions, and has held that position since 2001. From 1996 to 2001, he was President and Chief
                                               Operating Officer of Pitney Bowes Inc., and Vice Chairman
                                               from 1994 to 1996. Mr. Breslawsky is a director of
                                               Imagistics International Inc., the United Illuminating
                                               Company and C.R. Bard, Inc. He has been a director of the
                                               Company since 1999. Mr. Breslawsky's current term as a
                                               director of the Company expires in 2005.

                 [Photo]                     MICHAEL T. DAN, 53, is Chairman of the Board, President and
                                               Chief Executive Officer of the Company. Prior to his
                 (4)                           election as President and Chief Executive Officer in
                                               February 1998, Mr. Dan served as President and Chief
                                               Executive Officer of Brink's Holding Company, Inc. be-
                                               ginning in 1995 and President and Chief Executive Officer of
                                               Brink's, Incorporated beginning in 1993. Mr. Dan has been a director of the Company since 1998. His current term as a
                                               director of the Company expires in 2005.

                 [Photo]                     RONALD M. GROSS, 70, is Chairman Emeritus of Rayonier Inc., a
                                               global supplier of specialty pulps, timber and wood
                 (1), (3), (4)                 products, after retiring as Chairman and Chief Executive
                                               Officer at the end of 1998. Mr. Gross was President and
                                               Chief Operating Officer from 1978, when he joined Rayonier, until 1981; President and Chief Executive Officer from 1981 to 1984; Chairman, President and Chief Executive Officer
                                               from 1984 to 1996; and Chairman and Chief Executive Officer from 1996 to 1998. He is a director of Rayonier Inc. and
                                               Corn Products International, Inc. Mr. Gross has been a
                                               director of the Company since 1995. His current term as a
                                               director of the Company expires in 2005.

                 [Photo]                     CARL S. SLOANE, 67, is a private consultant and the Ernest L.
                                               Arbuckle Professor of Business Administration, Emeritus at
                 (1), (4), (6)                 Harvard University, Graduate School of Business
                                               Administration. From 1991 to 2000, he served as the Ernest
                                               L. Arbuckle Professor of Business Administration at Harvard
                                               University, Graduate School of Business Administration. He
                                               is a director of Rayonier Inc. and MedSource Technologies,
                                               Inc. Mr. Sloane has been a director of the Company since
                                               1998. His current term as a director of the Company expires in 2006.

---------
(1) Audit and Ethics Committee
(2) Compensation and Benefits Committee
(3) Corporate Governance and Nominating Committee
(4) Executive Committee
(5) Finance Committee
(6) Pension Committee

RECOMMENDATION OF THE BOARD
          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                  FOR ALL NOMINEES FOR ELECTION AS DIRECTORS.

STOCK OWNERSHIP

    Based in part on information furnished by each nominee, director and executive officer named in the Summary Compensation Table, the number of shares of Brink's Common Stock beneficially owned by them at January 31, 2004, was as follows:

NAME OF INDIVIDUAL                                    NUMBER OF SHARES
OR IDENTITY OF GROUP                               BENEFICIALLY OWNED(a)    PERCENT OF CLASS*
--------------------                               ---------------------    ----------------
R. G. Ackerman..................................           26,644(b)
B. C. Alewine...................................           13,452(b)
J. R. Barker....................................           25,025(b)
M. C. Breslawsky................................           27,997(b)
J. L. Broadhead.................................           25,312(b)
M. T. Dan.......................................          742,570(c)               1.37%
G. Grinstein....................................           27,997(b)
R. M. Gross.....................................           35,324(b)
J. B. Hartough..................................          111,981(c)
F. T. Lennon....................................          176,414(c)
A. F. Reed......................................          143,993(c)(d)
R. T. Ritter....................................          169,588(c)
C. S. Sloane....................................           29,193(b)
R. L. Turner....................................            3,535(b)
14 nominees, directors and executive officers as
  a group.......................................        1,559,005                  2.87%

---------

* Except as otherwise noted, the named individuals have sole voting and investment power with respect to such shares of Brink's Common Stock. None of such individuals beneficially owns more than 1% of the outstanding Brink's Common Stock, unless otherwise noted above.

 (a) Includes shares of Brink's Common Stock which could be acquired within 60 days after January 31, 2004, upon the exercise of options granted pursuant to the Company's stock option plans, as follows:

    Mrs. Alewine............................................     10,068
    Mr. Dan.................................................    565,636
    Mr. Gross...............................................     27,658
    Mr. Hartough............................................     56,675
    Mr. Lennon..............................................     96,936
    Mr. Reed................................................     96,936
    Mr. Ritter..............................................    116,149
    Mr. Turner..............................................      2,517
    Each of Messrs. Ackerman, Barker and Broadhead..........     17,381
    Each of Messrs. Breslawksy, Grinstein and Sloane........     23,913
    All nominees, directors and executive officers as a
     group
     (14 persons)...........................................  1,096,457

 (b) Includes Common Stock Units representing shares of Brink's Common Stock, rounded to the nearest whole Common Stock Unit, credited to each Director's account under the Company's Directors' Stock Accumulation Plan on or prior to January 31, 2004, as follows:

    Mr. Ackerman............................................    5,288
    Mrs. Alewine............................................    3,384
    Mr. Barker..............................................    6,386
    Mr. Broadhead...........................................    5,972
    Mr. Gross...............................................    7,037
    Mr. Sloane..............................................    4,487
    Mr. Turner..............................................    1,018
    Each of Messrs. Breslawsky and Grinstein................    4,084

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (c) Includes Common Stock Units representing shares of Brink's Common Stock, rounded to the nearest whole Common Stock Unit, credited to respective accounts under the Company's Key Employees' Deferred Compensation Program on or prior to January 31, 2004, as follows:

    Mr. Dan.................................................  149,148
    Mr. Hartough............................................   33,231
    Mr. Lennon..............................................   58,066
    Mr. Reed................................................   37,803
    Mr. Ritter..............................................   42,794

   Non-employee directors do not participate in the Company's Key Employees' Deferred Compensation Program.

 (d) Includes 102 shares of Brink's Common Stock held jointly by Mr. Reed with his son, 222 shares of Brink's Common Stock held jointly by Mr. Reed with his daughter, and 4,441 shares of Brink's Common Stock held jointly by Mr. Reed with his wife.

    The following table sets forth the only persons known to the Company to be deemed beneficial owners of more than five percent of the outstanding Brink's Common Stock as of the dates set forth in the footnotes to the table:

                    NAME AND ADDRESS OF                        NUMBER OF SHARES    PERCENT
                      BENEFICIAL OWNER                        BENEFICIALLY OWNED   OF CLASS
                      ----------------                        ------------------   --------
Barclays Global Investors, NA
Barclays Global Fund Advisors
    45 Fremont Street
    San Francisco, CA 94105.................................      3,220,670(a)      6.57%
MMI Investments, L.P.
MCM Management, LLC
  152 West 57th Street
  New York, NY 10019........................................      2,906,500(b)      5.4%
Sterling Capital Management LLC
Sterling MGT, Inc.
  Eduardo A. Brea
  Alexander W. McAlister
  David M. Ralston
  Brian R. Walton
  Mark Whalen
  4064 Colony Road, Suite 300
  Charlotte, NC 28211.......................................      3,385,479(c)      6.2%

---------

 (a) According to a report on Schedule 13G dated February 13, 2004, filed with the SEC by Barclays Global Investors, NA, ('Barclays'), a bank as defined in the Securities Exchange Act of 1934, on behalf of itself and Barclays Global Fund Advisors, an investment advisor registered under the Investment Advisers Act of 1940 ('Barclays Advisors'), Barclays and Barclays Advisors had sole voting power over 3,220,670 shares of Brink's Common Stock, shared voting power over no shares of Brink's Common Stock, sole dispositive power over 3,220,670 shares of Brink's Common Stock and shared dispositive power over no shares of Brink's Common Stock, all of such shares being held in trust accounts for the economic benefit of the beneficiaries of those accounts.

 (b) According to a report on Schedule 13D dated February 2, 2004, filed with the SEC by MMI Investments, L.P. ('MMI'), a Delaware limited partnership engaged primarily in the business of investing in publicly traded securities, on behalf of itself and MCM Management, LLC, a Delaware limited liability company that is the sole general partner of MMI and whose principal business is investing in publicly traded securities ('MCM'), MMI and MCM had sole voting power over 2,906,500 shares of Brink's Common Stock, shared voting power over no shares of Brink's Common Stock, sole dispositive power over 2,906,500 shares of Brink's Common Stock and shared dispositive power over no shares of Brink's Common Stock.

 (c) According to a report on Schedule 13G dated January 8, 2004, filed with the SEC by Sterling Capital Management LLC ('Sterling'), an investment adviser registered under the Investment Advisers Act of 1940, on behalf of itself, Sterling MGT, Inc., the Manager of Sterling ('Sterling Management'), and Messrs. Brea, McAlister, Ralston, Walton and Whalen, controlling shareholders of Sterling Management, Sterling had, through such entities and individuals, sole voting power over no shares of Brink's Common Stock, shared voting power over 3,385,479 shares of Brink's Common Stock, sole dispositive power over no shares of Brink's Common Stock and shared dispositive power over 3,385,479 shares of Brink's Common Stock.

                 PROPOSAL NO. 2 -- APPROVAL OF THE SELECTION OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors has, subject to shareholder approval, selected KPMG as the Company's independent public accountants for the year 2004 and recommends approval of such selection by the shareholders. KPMG served in this capacity for the year 2003. One or more representatives of KPMG are expected to attend the annual meeting and will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

FEES PAID TO KPMG

    The following table lists fees billed by KPMG for services rendered in fiscal years 2002 and 2003. Certain amounts for fiscal year 2002 have been reclassified to conform to the fiscal year 2003 presentation.

                                                               2003     2002
                                                               ----     ----
                                                              (IN THOUSANDS)
Audit Fees..................................................  $4,335   $3,669
Audit-Related Fees..........................................     500      487
Tax Fees....................................................     472    1,226
All Other Fees..............................................    --       --
                                                              ------   ------
    Total Fees..............................................  $5,307   $5,201
                                                              ------   ------
                                                              ------   ------

    AUDIT FEES are primarily for professional services provided in connection with the audit of the Company's financial statements and review of quarterly consolidated financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

    AUDIT RELATED FEES primarily include fees for assurance services that are reasonably related to the audit of the Company's consolidated financial statements and for services in connection with audits of the Company's pension and other employee benefit plans.

    TAX FEES primarily include fees associated with tax compliance and tax advice, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions and restructurings, as well as other services related to tax disclosure and filing requirements.

    ALL OTHER FEES are primarily for services provided to the Company not otherwise included in the categories above.

CONSIDERATION OF AUDITOR INDEPENDENCE

    The Audit Committee has concluded that the provision of the non-audit services by KPMG is compatible with maintaining their independence.

RECOMMENDATION OF THE BOARD

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
            FOR THE APPROVAL OF THE INDEPENDENT PUBLIC ACCOUNTANTS.

                              -------------------

            PROPOSAL NO. 3 -- APPROVAL OF AMENDMENT AND RESTATEMENT
               OF THE COMPANY'S 1994 EMPLOYEE STOCK PURCHASE PLAN

    The purpose of the 1994 Employee Stock Purchase Plan of The Brink's Company, as amended (the 'Plan'), is to encourage employees of the Company at all levels to acquire a proprietary interest in the Company in the form of shares of its Common Stock ('Brink's Shares'). It is intended that this proprietary interest will provide employees incentive to further the best interests of the Company and its shareholders.

    Under the Plan, a total of 984,905 Brink's Shares may be sold. As of March 15, 2004, a total of 920,987 Brink's Shares had been issued under the Plan, leaving 63,918 Brink's Shares still available for issuance under the Plan. Also, subsequent to the most recent shareholder action with respect to the Plan in 1999, the Board of Directors from time to time has approved amendments to the Plan, including amendments to reflect the elimination of the tracking stock structure, clarify when employees become beneficial owners of shares purchased under the Plan, reflect new listing arrangements, extend the Plan's term through June 30, 2007, eliminate the six month waiting period for employee participation and change the name of the Plan to reflect the Company's new name.

    In these circumstances and having regard for the Company's practice of encouraging employee interest in the Company, the Board of Directors has after careful review concluded unanimously that, in light of the continued interest of employees in investing in Brink's Shares, it is in the best interest of the Company and its shareholders to have the shareholders approve an amended and restated Plan, which shall include: (i) the increase in the maximum number of Brink's Shares which may be issued under the Plan by 500,000 shares, (ii) the extension of the term of the Plan to June 30, 2010 and (iii) the approval and ratification of the Board's amendments to the Plan described in the preceding paragraph. The Board has therefore adopted, subject to shareholder approval, the amended and restated Plan in the form set forth on Exhibit A to this proxy statement. Set forth below is a summary of the Plan as it is proposed to be amended and restated.

    Summary of the Plan. The Plan is intended to qualify as an 'employee stock purchase plan' pursuant to Section 423 of the Code. The offering periods of the Plan have a duration of six months, commencing on July 1 and January 1 of each year. The Plan is administered by a committee designated by the Board (the 'Committee'). The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it deems advisable. Any determinations of and all related orders or resolutions by the Committee or the Board, pursuant to the provisions of the Plan, are final, conclusive and binding on all persons. A total of 563,918 Brink's Shares may be sold under the Plan on or after May 7, 2004.

    In general, each employee of the Company and any designated subsidiary ('Subsidiary') is eligible to participate in the Plan if he or she is customarily employed at least twenty hours per week; provided, however, that (i) an employee who is covered by a collective bargaining agreement shall only be eligible to participate if the collective bargaining unit representing such individual accepts the Plan on behalf of the employees in such unit and (ii) individuals holding 5% or more of the total combined voting power or value of Brink's Shares or of any Subsidiary (directly or upon the exercise of options) may not continue to purchase additional Brink's Shares.

    An eligible employee may elect to participate by filing an enrollment form with the Committee, not less than ten business days prior to the commencement of an offering period, authorizing payroll deductions from 1% to 10% of the employee's compensation (not to exceed $12,750 per calendar year). Such payroll deductions are allocated to purchase Brink's Shares at a price equal to 85% of the fair market value of such Brink's Shares on either the first or last day of each offering period, whichever purchase price is less. No interest accrues on any such payroll deductions. A participant may generally reduce the rate of payroll deductions once during each offering period and shall automatically participate in each successive offering period until the time such participant elects to cease participation in the Plan. In addition, the right to purchase Brink's Shares under the Plan may not accrue at a rate that exceeds $25,000 in the fair market value of Brink's Shares in any calendar year determined at the time or times such rights are granted.

    Participation in the Plan ends upon notification of cessation of participation to the Company by the participant at any time up to the end of an offering period or automatically upon termination of employment with the Company. An employee may not transfer, assign or otherwise encumber his or her rights under the Plan, other than by will or the applicable laws of descent, and any such attempt shall be deemed to constitute cessation of participation in the Plan.

    Adjustments Upon Changes in Capitalization; Corporate Transactions. In the event of any dividend payable in Brink's Shares or any split or combination of Brink's Shares, (a) the number of shares of such class which may be issued under the Plan shall be proportionately increased or decreased, as the case may be,
(b) the number of shares (including shares subject to rights to purchase which have not been exercised) thereafter deliverable shall be proportionately increased or decreased, as the case may be, and (c) the aggregate purchase price shall not be changed. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction (including any distribution of shares of stock of any Subsidiary or other property to holders of Brink's Shares) affecting Brink's Shares, the number of shares issuable under the Plan shall be subject to such adjustment as the Committee or the Board of Directors may deem appropriate, and the number of shares thereafter deliverable (including shares subject to rights to purchase which have not been exercised) and/or the purchase price shall be subject to such adjustment as the Committee or the Board of Directors may deem appropriate. In the event of a merger or share exchange in which the Company will not survive as an independent, publicly owned corporation, or in the event of a consolidation or of a sale of all or substantially all of the Company's assets, provision shall be made for the protection and continuation of any outstanding rights to purchase by the substitution, on an equitable basis, of such shares of stock, other securities, cash, or any combination thereof, as shall be appropriate.

    Term, Amendment and Termination of the Plan. The Plan shall terminate on June 30, 2010, unless the Company's shareholders approve its extension. The Board may at any time and from time to time amend, modify or terminate the Plan, but no such amendment or modification without the approval of the shareholders shall: (a) increase the maximum number of shares of Brink's Shares which may be issued under the Plan; (b) permit the issuance of any shares of Brink's Shares at a purchase price less than that provided in the Plan as approved by the shareholders; (c) extend the term of the Plan; or (d) cause the Plan to fail to meet the requirements of an 'employee stock purchase plan' under Section 423 of the Code.

    The benefits or amounts that will be received by or allocated to participants cannot be determined at this time because virtually all employees will be eligible to participate with the benefit to each participant depending on the extent of his or her authorized payroll deduction, his or her election to purchase Brink's Shares, and the future market prices of Brink's Shares.

RECOMMENDATION OF THE BOARD

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
               FOR THE APPROVAL OF THE AMENDMENT AND RESTATEMENT
              OF THE COMPANY'S 1994 EMPLOYEE STOCK PURCHASE PLAN.

                              -------------------

                    PROPOSAL NO. 4 -- APPROVAL OF AMENDMENT
              OF THE COMPANY'S DIRECTORS' STOCK ACCUMULATION PLAN.

    The Board of Directors has adopted unanimously, subject to the approval of shareholders, an amendment of The Brink's Company Directors' Stock Accumulation Plan (the 'Plan'), set forth on Exhibit B to this proxy statement, to increase by 100,000 the maximum number of shares of the Company's Common Stock that may be issued under the Plan. The Plan assists the Company in recruiting and retaining individuals of ability and experience who are not employed by the Company to serve on the Board and its committees. The Board believes that the Plan aligns participants' interests with those of the Company's shareholders by providing a vehicle for non-employee directors to participate in the growth and performance of the Company. The Board, therefore, unanimously recommends that the shareholders approve the amendment.

    Under the terms of the Plan, each non-employee director receives, as of June 1 of each year, an allocation of deferred stock equivalent units representing shares of the Company's Common Stock (the 'Units') equal to (a) 50% of the annual retainer in effect on such June 1 (currently $32,500) if he or she has accrued less than eight years of service or (b) 25% of such annual retainer if he or she has accrued eight or more years of service, divided by the stock price on such date. Additional Units are credited to participants' accounts in respect of cash dividends paid on the Company's Common Stock based upon the Plan's formula for accrual. A participant who completes at least five years of service as a non-employee director is entitled to receive, following his or her retirement or death while serving as a non-employee director, a single lump sum distribution of the number of shares of the Company's Common

Stock equal to the number of Units allocated to such director's account. A participant may also elect to receive up to ten equal annual installments of such shares commencing on the first day of the month next following his or her termination of service. In the event of an increase in a participant's annual retainer, the number of Units in each participant's account shall be increased by multiplying the number of Units by the ratio of the amount of the annual retainer after the increase to the amount of such retainer immediately prior to the increase. The Plan will expire on May 15, 2014, unless it is extended by the Company's shareholders.

Currently, there are nine non-employee directors who are participants in the Plan. Since shareholder approval of the Plan in 1996, 62,597 Units have been allocated to participants under the Plan, with 9,654 Units available to be allocated as of March 15, 2004. Under the proposed amendment of the Plan, 100,000 additional Units would be available for allocation under the Plan, resulting in a total of 109,654 Units being available for allocation under the Plan. The closing price of a share of the Company's Common Stock on the New York Stock Exchange on March 15, 2004 was $24.58.

Any amounts allocated to a participant under the Plan are not taxable for federal income tax purposes until he or she receives the related shares of the Company's Common Stock. At that time, the fair market value of such shares (and any cash distributed in lieu of fractional shares) will be taxed as ordinary income to the recipient and the Company will be entitled to a corresponding tax deduction.

RECOMMENDATION OF THE BOARD

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
                      FOR THE APPROVAL OF THE AMENDMENT OF
               THE COMPANY'S DIRECTORS' STOCK ACCUMULATION PLAN.

                              -------------------

                               OTHER INFORMATION

SHAREHOLDER PROPOSALS

    To nominate a director at the annual meeting, a shareholder must satisfy conditions specified in the Company's bylaws. A shareholder who wishes to suggest potential nominees to the Board of Directors for consideration should write to the Secretary of the Company, stating in detail the qualifications of such nominees for consideration by the Corporate Governance Committee of the Board. The Company's bylaws also prescribe the procedures a shareholder must follow to bring other business before annual meetings. For a shareholder to nominate a director or directors at the 2005 annual meeting or bring other business (including any proposal intended for inclusion in the Company's proxy materials) before the 2005 annual meeting, notice must be given to the Secretary of the Company between September 27, 2004, and November 26, 2004, inclusive. The notice must include a description of the proposed business, the reason for it, the complete text of any resolution and other specified matters.

    Any shareholder desiring a copy of the Company's bylaws will be furnished one without charge upon written request to the Secretary.

                                 OTHER MATTERS

    The cost of this solicitation of proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, officers and employees of the Company, without receiving additional compensation therefor, may solicit proxies by telephone, facsimile, electronic mail, telegram, in person or by other means. Arrangements also will be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to the beneficial owners of Brink's Common Stock held of record by such persons and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company has retained Georgeson Shareholder Communications Inc. to perform various proxy advisory and solicitation services. The fee of Georgeson Shareholder Communications Inc. in connection with the 2004 annual meeting is currently estimated to be approximately $15,000, plus reimbursement of out-of-pocket expenses.

                                                      AUSTIN F. REED
                                                      Secretary
March 26, 2004

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                                                                       EXHIBIT A

                       1994 EMPLOYEE STOCK PURCHASE PLAN
                                       OF
                              THE BRINK'S COMPANY

                 (As Amended and Restated as of March 12, 2004)

                                   ARTICLE I

                              Purpose of the Plan

    The 1994 Employee Stock Purchase Plan of The Brink's Company (the 'Plan'), as amended and restated as of March 12, 2004, is a continuation and improvement of the Plan as in effect immediately prior to such date. The Plan enables eligible employees of the Company and its Subsidiaries to purchase through regular payroll deductions shares of common stock of The Brink's Company. The Company intends this Plan to encourage such employees to acquire a proprietary interest in the Company with a view toward further identifying their interests with those of other shareholders of the Company. The Plan is intended to qualify as an 'employee stock purchase plan' under Section 423 of the Internal Revenue Code.

                                   ARTICLE II

                                  Definitions

    Section 1. Wherever used in the Plan, the following terms shall have the meanings indicated:

    Board: The Board of Directors of the Company.

    Code: The Internal Revenue Code of 1986, as amended.

    Committee: The committee designated by the Board to administer the Plan in accordance with Section 1 of Article III. Until otherwise determined by the Board, the Administrative Committee designated by the Board shall be the Committee under the Plan.

    Common Stock: The Brink's Company Common Stock, par value $1.00 per share. Such shares of Common Stock of the Company shall be subject to such terms, conditions and restrictions, including without limitations, restrictions on resale of such shares for a specified period of time, as shall be determined by the Committee.

    Company: The Brink's Company.

    Compensation: The annual base rate of pay of a Participant, including commissions but excluding, unless otherwise determined by the Committee in accordance with nondiscriminatory rules adopted by it, overtime or premium pay.

    Dividend Date: The date on which a cash dividend on Common Stock is paid.

    Eligible Employee: Any employee of the Company or a Subsidiary who is customarily employed for at least 20 hours per week; provided, however, that in the case of an employee who is covered by a collective bargaining agreement, he or she shall not be considered an Eligible Employee unless and until the labor organization representing such individual has accepted the Plan on behalf of the employees in the collective bargaining unit. Any such employee shall continue to be an Eligible Employee during an approved leave of absence provided such employee's right to continue employment with the Company or a Subsidiary upon expiration of such employee's leave of absence is guaranteed either by statute or by contract with, or a policy of, the Company or a Subsidiary.

    Fair Market Value: With respect to shares of Common Stock, the average of the high and low quoted sale prices (including any sale prices determined on a when issued basis) of a share of such stock on the applicable Offering Date, Purchase Date, Dividend Date or other date specified herein, as the case may be, as reported on the New York Stock Exchange Composite Transactions Tape; provided that (a) if on such Offering Date, Dividend Date or any other date other than the Purchase Date, there is no reported sale transaction on the New York Stock Exchange Composite Transactions Tape, Fair Market Value shall be determined on the first subsequent date on which such a transaction shall have occurred, and (b) if on such Purchase Date there is no such transaction, Fair Market Value shall be determined on the last preceding date on which such a transaction shall have occurred.

    Offering Date: The first day of each six-month period commencing on July 1 or January 1 on and after July 1, 1994.

    Offering Period: With respect to each Participant, the six-month period from an Offering Date to and including the next following Purchase Date.

    Participant: An Eligible Employee who elects to participate in the Plan on an Offering Date in accordance with the provisions of the Plan. All Participants shall have the same rights and privileges except as otherwise permitted by
Section 423 of the Code and the Plan.

    Plan Cash Account: The cash account maintained by the Company on its books for each Participant pursuant to the Plan.

    Purchase Date: The last day of each six-month Offering Period.

    Purchase Price: The price at which Participants may purchase shares of Common Stock in accordance with the Plan.

    Stock Account: The stock account consisting of shares of Common Stock maintained by a recordkeeper selected by the Company for each Participant pursuant to the Plan.

    Subsidiary: A subsidiary corporation, as defined in Section 424 of the Code, which is designated by the Committee as a Subsidiary for purposes of the Plan.

                                  ARTICLE III

                                 Administration

    Section 1. Subject to the authority of the Board as described herein, the Plan shall be administered by a committee designated by the Board, which shall be composed of at least three members. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it deems best. All determinations by the Committee shall be made by the affirmative vote of a majority of its members, but any determination reduced to writing and signed by a majority of its members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. Subject to any applicable provisions of the Company's bylaws or of the Plan, all determinations by the Committee or the Board pursuant to the provisions of the Plan, and all related orders or resolutions of the Committee or the Board, shall be final, conclusive and binding on all persons, including the Company and its shareholders and Eligible Employees and Participants under the Plan.

    Section 2. All authority of the Committee provided for in, or pursuant to, this Plan, including that referred to in Section 1 of this Article III, may also be exercised by the Board. In the event of any conflict or inconsistency between determinations, orders, resolutions or other actions of the Committee and the Board taken in connection with this Plan, the actions of the Board shall control.

                                   ARTICLE IV

                         Number of Shares To Be Offered

    Section 1. Subject to the provisions of Section 2 of this Article IV, the maximum number of shares of Common Stock which may be issued or allocated pursuant to the Plan on or after May 7, 2004 shall be 563,918 shares of Common Stock.

    Section 2. In the event of any dividend payable in Common Stock or any split or combination of Common Stock, (a) the number of shares which may be issued under this Plan shall be proportionately increased or decreased, as the case may be, (b) the number of shares (including shares subject to rights to purchase which have not been exercised) thereafter deliverable shall be proportionately increased or decreased, as the case may be, and (c) the aggregate Purchase Price shall not be changed. In the event of any other recapitalization, reorganization, extraordinary dividend or distribution or restructuring transaction (including any distribution of shares of stock of any Subsidiary or other property to holders of shares of Common Stock) affecting Common Stock, the number of shares issuable under this Plan shall be subject to such adjustment as the Committee or the Board may deem appropriate, and the number of shares thereafter deliverable (including shares subject to rights to purchase which have not been exercised) and/or the Purchase Price shall be subject to such adjustment as the Committee or the Board may deem appropriate. In the event of a merger or share exchange in which the Company will not survive as an independent, publicly owned corporation, or in the event of a consolidation or of a sale of all or substantially all of the Company's assets, provision shall be made for the protection and continuation of any outstanding rights to purchase by the substitution, on an equitable basis, of such shares of stock, other securities, cash, or any combination thereof, as shall be appropriate.

                                   ARTICLE V

                         Eligibility and Participation

    Section 1. An Eligible Employee who shall have satisfied all eligibility requirements on or before any Offering Date may become a Participant for the Offering Period commencing on such Offering Date by filing with the office or offices designated by the Committee an enrollment form prescribed by the Committee authorizing payroll deductions not less than ten business days prior to such Offering Date. By enrolling in the Plan, a Participant shall be deemed to elect to purchase the maximum number of whole shares of Common Stock that can be purchased with the amount of the Participant's Compensation which is withheld during the Offering Period.

    Section 2. A Participant shall automatically participate in each successive Offering Period until the time of such Participant's withdrawal from the Plan as hereinafter provided. A Participant shall not be required to file any additional enrollment forms for any such successive Offering Period in order to continue participation in the Plan.

    Section 3. Each Participant shall designate on the enrollment form the percentage of Compensation which he or she elects to have withheld for the purchase of Common Stock, which may be any whole percentage from 1% up to and including 10% of such Participant's Compensation (up to a maximum of $12,750 per calendar year); provided, however, that in no event shall the amount withheld during an Offering Period exceed 50% of such Participant's Compensation determined on the Offering Date. A Participant may reduce (but not increase) the rate of payroll withholding during an Offering Period by filing with the Committee a form to be prescribed by it, at any time prior to the end of such Offering Period for which such reduction is to be effective. Not more than one reduction may be made in any Offering Period unless otherwise determined by nondiscriminatory rules adopted by the Committee. A Participant may increase or decrease the rate of payroll deduction for any subsequent Offering Period by filing, at the appropriate office provided for in Section 1 of this Article V, a new authorization for payroll deductions not less than ten business days prior to the Offering Date for such subsequent Offering Period.

    Section 4. The Purchase Price for each share of Common Stock to be purchased under the Plan in respect of any Offering Period shall be 85% of the Fair Market Value of such share on either (a) the Offering Date in respect thereof or (b) the Purchase Date in respect thereof, whichever is less.

    Section 5. The aggregate Purchase Price shall be accumulated throughout the Offering Period solely by payroll deductions which shall be applied automatically to purchase shares of Common Stock on the Purchase Date for such Offering Period. Payroll deductions shall commence on the first payday following the applicable Offering Date and shall continue to the end of the Offering Period subject to prior decrease, withdrawal or termination as provided in the Plan.

    Section 6. The Company will maintain a Plan Cash Account on its books in the name of each Participant. On each payday the amount deducted from each Participant's Compensation will be credited to such Participant's Plan Cash Account. No interest shall accrue on any such payroll deductions. As of the Purchase Date with respect to each Offering Period, the amount then in such Plan

Cash Account shall be applied to the purchase of the number of whole shares of Common Stock determined by dividing such amount by the applicable Purchase Price of Common Stock. Any cash amounts remaining at the end of an Offering Period shall be accumulated and used to purchase shares during the next Offering Period.

    Section 7. The shares of Common Stock purchased on behalf of a Participant shall be transferred to a Stock Account maintained by a recordkeeper selected by the Company. All rights accruing to an owner of record of such Common Stock, including, without limitation, voting and tendering rights, shall belong to the Participant for whose account such Common Stock is held. Each Participant is entitled to direct the recordkeeper as to the manner in which such Common Stock is to be voted.

    Upon the termination of the Plan pursuant to Article X, each Participant shall receive a cash payment equal to any cash in his or her Plan Cash Account.

    Section 8. A Participant may elect to cease active participation in the Plan at any time up to the end of an Offering Period by filing with the Committee a form to be prescribed by it. As promptly as practicable after such filing, all payroll deductions credited to such Participant's Plan Cash Account shall be returned to such Participant in cash, without interest. A Participant who elects to cease participation in the Plan may not resume participation in the Plan until after the expiration of the then current Offering Period. Thereafter, any such Participant may enroll in the Plan by filing an enrollment form as provided in Section 1 of this Article V.

    Section 9. In the event that the aggregate number of shares of Common Stock which all Participants elect to purchase during an Offering Period shall exceed the number of shares remaining available for issuance under the Plan, the number of shares which each Participant shall become entitled to purchase during such Offering Period shall be determined by multiplying the number of such shares available for issuance by a fraction whose numerator shall be the number of the shares such Participant has elected to purchase and whose denominator shall be the number of the shares which all Participants have elected to purchase. Any amounts deducted from a Participant's Compensation in excess of the amount that may be used to acquire shares of Common Stock shall be refunded to the Participant as soon as practicable.

                                   ARTICLE VI

                      Effect of Termination of Employment

    Any amounts credited to the Plan Cash Account of a Participant whose employment is terminated for any reason, including retirement or death, or the failure of a Participant to remain an Eligible Employee, shall be refunded, without interest, to such individual, or, in the event of his or her death, to his or her legal representative. A transfer by a Participant from the Company to a Subsidiary, from one Subsidiary to another, or from a Subsidiary to the Company shall not be considered to be a termination of employment.

                                  ARTICLE VII

                            Rights Not Transferable

    The rights of any Participant in the Plan, including any right to purchase shares of Common Stock, or in any Common Stock or moneys to which he or she may be entitled under the Plan shall not be transferable otherwise than by will or the applicable laws of descent and distribution and any such right to purchase shall be exercisable, only during the lifetime of such Participant, and then only by such Participant. If a Participant shall in any manner attempt to transfer, assign or otherwise encumber his or her rights under the Plan, other than by will, such attempt shall be deemed to constitute a cessation of participation in the Plan and the provisions included in Section 8 of Article V shall apply.

                                  ARTICLE VIII

                         Limitation on Stock Ownership

    Notwithstanding any provision herein to the contrary, no Participant shall have a right to purchase shares of Common Stock pursuant to Article V if (a) such Participant, immediately after electing to purchase such shares, would own Common Stock possessing 5% or more of the total combined voting power or value of stock of the Company or of any Subsidiary, or (b) the rights of such Participant to purchase Common Stock under the Plan would accrue at a rate that exceeds $25,000 of the Fair Market Value of such Common Stock (determined at the time or times such rights are granted) for each calendar year for which such rights are outstanding at any time. For purposes of the foregoing clause (a), ownership of Common Stock shall be determined by the attribution rules of
Section 424(d) of the Code and Participants shall be considered to own any Common Stock which they have a right to purchase under the Plan or any other stock option or purchase plan.

                                   ARTICLE IX

                            Miscellaneous Provisions

    Section 1. Nothing in the Plan shall be construed to give any Eligible Employee or Participant the right to be retained in the employ of the Company or a Subsidiary or to affect the right of the Company or any Subsidiary or a Participant to terminate such employment at any time with or without cause.

    Section 2. A Participant shall have no rights as a shareholder with respect to any shares of Common Stock which he or she may have a right to purchase under the Plan until the date such shares are purchased and deposited in the Participant's Stock Account.

    Section 3. Each right to purchase shares of Common Stock under the Plan shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of such right to purchase or the shares of Common Stock subject thereto upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, such right to purchase or the issue of Common Stock pursuant thereto, then, anything in the Plan to the contrary notwithstanding, no such right to purchase may be exercised in whole or in part, and no shares of Common Stock shall be issued, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free from any conditions not reasonably acceptable to the Committee.

    Section 4. All instruments evidencing participation in the Plan shall be in such form, consistent with the Plan and any applicable determinations or other actions of the Committee and the Board, as the Company shall determine.

    Section 5. The Committee may establish appropriate procedures with a view toward obtaining information regarding any disqualifying disposition by any person of shares of Common Stock which may make available to the Company a tax deduction in respect of such disposition.

    Section 6. The Board's actions from time to time to approve amendments to the Plan, including amendments to address the elimination of the tracking stock structure, clarify when employees become beneficial owners of shares purchased under the Plan, reflect new listing arrangements, extend the Plan's term through each of June 30, 2007 and June 30, 2010, eliminate the six month waiting period for employee participation, change the name of the Plan to reflect the Company's new name and authorize additional shares for issuance under the Plan, are hereby approved and ratified by the shareholders.

                                   ARTICLE X

                      Amendment or Termination of the Plan

    Section 1. The Plan became effective as of July 1, 1994, and shall terminate on June 30, 2010, unless the shareholders theretofore shall have approved an extension of such termination date.

    Section 2. The Board may, at any time and from time to time, amend (including, but not limited to, amendments to the Plan to increase the Purchase Price described in Section 4 of Article V), modify or terminate the Plan, but no such amendment or modification without the approval of the shareholders shall:

        (a) increase the maximum number (determined as provided in the Plan) of shares of Common Stock which may be issued pursuant to the Plan;

        (b) permit the issuance of any shares of Common Stock at a Purchase Price less than that provided in the Plan as approved by the shareholders;

        (c) extend the term of the Plan; or

        (d) cause the Plan to fail to meet the requirements of an 'employee stock purchase plan' under Section 423 of the Code.

                                                                       EXHIBIT B

                              THE BRINK'S COMPANY
                       DIRECTORS' STOCK ACCUMULATION PLAN

                             STATEMENT OF AMENDMENT
                             EFFECTIVE MAY 7, 2004

    The first paragraph of Section 1 of Article II of The Brink's Company Directors' Stock Accumulation Plan is hereby amended in its entirety to read as follows:

        Section 1. Authorized Shares. The maximum number of Units that may be credited hereunder from and after May 7, 2004 is 109,654 Brink's Units. The number of Shares that may be issued or otherwise distributed hereunder will be equal to the number of Units that may be credited hereunder.

                                      B-1




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                                                                      APPENDIX A

                                [BRINK'S LOGO]

                       AUDIT AND ETHICS COMMITTEE CHARTER

I. PURPOSE

    1.1 The primary purpose of the Audit and Ethics Committee (the 'Committee') is to assist the Board of Directors (the 'Board') in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process, by the oversight of the integrity of regular financial reports and other financial information provided by the Company to the Securities and Exchange Commission or the public, the Company's systems of internal accounting and financial controls, the qualifications, performance and independence of the Company's independent auditors, the annual independent audit of the Company's financial statements and the Company's legal compliance and business ethics programs.

    1.2 In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. These parties are ultimately accountable to the Board and the Committee.

    1.3 The Committee shall, on an annual basis:

        (a) Review the adequacy of this Charter;

        (b) Evaluate the Committee's performance under this Charter; and

        (c) Prepare a report as required by the rules of the Securities and Exchange Commission for inclusion in the Company's annual proxy statement.

II. MEMBERSHIP

    2.1 The Committee shall be comprised of not fewer than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange, where applicable, rules and regulations of the Securities and Exchange Commission and the requirements of
Section 10A of the Securities and Exchange Act of 1934.

    2.2 All of the members will be directors who, in the business judgment of the Board of Directors:

        (a) Have no relationship to the Company that interferes with the exercise of their independence from management and the Company; and

        (b) Are financially literate or who will become financially literate within a reasonable period of time after appointment to the Committee.

    2.3 At least one member of the Committee shall be a financial expert, as such term is defined by the Securities and Exchange Commission, and shall have, in the business judgment of the Board of Directors, accounting or related financial management expertise.

    2.4 The members of the Committee shall be appointed and may be replaced by the Company's Board of Directors.

    2.5 No member of the Committee may receive any payment from the Company other than payment for Board or committee service.

III. KEY RESPONSIBILITIES

    3.1 The Committee's job is one of oversight and it recognizes that the Company's management is responsible for preparing the Company's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that the Company's financial management, as well as the outside auditors, have greater knowledge of the day-to-day operations of the Company and more detailed information regarding the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the outside auditor's work.

    3.2 The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee.

    3.3 The following functions shall be the common recurring activities of the Committee in carrying out its oversight function:

        (a) The Committee shall review with management and the outside auditors the annual audited financial statements, including disclosures under 'Management's Discussion and Analysis of Financial Conditions and Results of Operations,' review and consider with the outside auditors the matters required to be discussed by Statement of Auditing Standards ('SAS') No. 61 and recommend to the Board whether the audited financial statements should be included in the Company's Annual Report on Form 10-K.

        (b) The Committee shall review with management and the outside auditors the Company's interim financial results to be included in the Company's quarterly reports and the matters required to be discussed by SAS Nos. 61 and 100, as applicable; this review will occur prior to the Company's filing of the Form 10-Q.

        (c) The Committee shall:

           (i) review and discuss with management and the independent auditor accounting policies and financial reporting issues and judgments that may be viewed as critical;

           (ii) review and discuss analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

           (iii) consider any significant changes in the accounting and auditing policies;

           (iv) review and discuss any accounting and financial reporting proposals that may have a significant impact on the financial reports; and

           (v) review and discuss major issues as to the adequacy of the internal controls and any special audit steps adopted in light of material control deficiencies.

        (d) The Committee shall review and discuss with management and the independent auditor:

           (i) any material financial or non-financial arrangements of the Company that do not appear on the financial statements; and

           (ii) any transactions or courses of dealing with parties that are significant in size or involve terms or other aspects that differ from those that would likely be negotiated with independent parties and that are relevant to an understanding of the Company's financial statements.

        (e) The Committee shall review and discuss with management its policies and practices regarding earnings press releases, as well as financial information and earnings guidance given to analysts and ratings agencies, giving attention to any use of 'pro forma' or 'adjusted' non-GAAP information.

        (f) The Committee shall discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

        (g) The Committee shall discuss with management and the independent auditor the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company's financial statements.

        (h) The Committee shall meet periodically and separately with the Company's management, the independent auditor and the internal auditors.

        (i) The Committee shall review and discuss with the Company's management, the independent auditor and the internal auditing department:
    (a) the results of the audit and management letters and any reports of the independent auditor with respect to any interim period; and (b) any significant difficulties encountered during the course of audit work, including: (i) management's response; (ii) any restrictions on the scope of work or access to required information; and (iii) the nature and extent of any significant changes in accounting principles or the application therein.

        (j) The Committee shall:

           (i) obtain and review a formal written report by the independent auditor, at least annually, which report shall include descriptions of:
       (A) the independent auditor's internal quality-control procedures; (B) any material issues raised by the most recent internal quality control review, or peer review, or by any inquiry or investigation by governmental or professional authorities in the preceding five years respecting one or more independent audits carried out by the firm; (C) any steps taken to deal with such issues; (D) all relationships between the independent auditor and the Company; and (E) any other relationships that may adversely affect the independence of the auditor;

           (ii) assess the independence of the independent auditor, including that of the independent auditor's lead partner, based on a review of the written report and recommend to the Board that it take appropriate action in response to the report to satisfy the independence requirements;

           (iii) establish policies and procedures for the engagement of the outside auditors to provide non-audit services; determine whether the outside auditor's performance of any non-audit services is compatible with the outside auditor's independence; and approve all significant non-audit engagements with the independent auditor;

           (iv) evaluate the qualifications, experience, performance and independence of the senior members of the independent auditor team, including that of the independent auditor's lead partner, taking into consideration the opinions of management and the internal auditors; present its conclusions with respect to such evaluations to the full Board;

           (v) set clear hiring policies for employees or former employees of the independent auditors; and

           (vi) assure the regular rotation of the lead audit partner as required by law, and consider whether there should be regular rotation of the independent auditing firm itself, in order to assure continuing independence of the independent auditor.

        (k) The Committee shall have the ultimate authority and responsibility to select (or recommend annually for shareholder approval), evaluate and, where appropriate, replace the outside auditor and shall approve all audit engagement fees and terms.

    3.4 The Committee shall:

        (a) review the appointment, replacement, reassignment or dismissal of the senior internal auditing executive; and

        (b) oversee the internal audit department's responsibilities, budget and staffing, and the planned scope of the internal audit.

    3.5 The Committee shall obtain reports that the Company and its subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Business Code of Ethics.

    3.6 The Committee shall review reports and disclosures of insider and affiliated party transactions.

    3.7 The Committee shall advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Business Code of Ethics.

    3.8 The Committee shall establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

    3.9 The Committee annually shall provide a report for inclusion in the Company's proxy statement in accordance with applicable law and regulation.

    3.10 The Committee shall provide from time-to-time affirmation, confirmation, certification and information to the New York Stock Exchange as is required by the rules of such organization with respect to the Committee, its membership and its operation.

    3.11 The Committee shall make regular reports to the Board, and shall review with the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors or the performance of the internal audit function.

    3.12 The Committee shall review and reassess the adequacy of this Charter, at least annually.

    3.13 The Committee shall annually evaluate its own performance.

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

                                                                      APPENDIX B

                                 [BRINK'S LOGO]

                            BUSINESS CODE OF ETHICS

    We believe that our Company -- Brink's and its subsidiaries -- enjoys a reputation of which we can be proud and which underpins our business success.

    The Company's standards of conduct are summarized in this Code. Simply restating these standards, however, does not lead inevitably to ethical conduct. Each of us must continue to understand, support and live by these standards to enable the Company to achieve its business objectives in strict conformity with our Business Code of Ethics. Violations of any of the provisions of this Code may result in discipline, up to and including termination of employment.

    It is important for our employees, officers and directors to know what our Company expects of them when making decisions and conducting themselves in corporate activities. Of all corporate activities involving conduct, among the most important are the handling and use of confidential information, the avoidance of potential conflicts of interest and compliance with governmental laws, rules and regulations. Diligent observance of this Business Code of Ethics, as well as all legal requirements, is, of course, essential to the proper conduct of our business. Violation of applicable laws may not only entail serious legal sanctions but, as in the case of violation of this Code, can also lead to disciplinary actions by the Company.

    Confidential Information. It is imperative that all employees, officers and directors keep confidential all information about Company operations and business activities that has not been made public or that is not common knowledge among investors, competitors, customers, suppliers and others, including other employees, officers or directors who do not have a valid business reason for obtaining the information.

    Employees, officers and directors must not disclose to others, or use for themselves or others, any confidential Company information he or she has originated or acquired in connection with employment. This non-disclosure obligation not only applies to employees, officers and directors during their period of employment or service, but also after termination of employment or service or retirement. Any employee, officer or director who questions whether information he or she originates or acquires is confidential has a responsibility to determine its classification by asking his or her immediate supervisor or Company legal counsel.

    All Company documents, records, memoranda and other written materials (and all copies) are solely the Company's property and must be returned immediately to the Company on termination of employment.

    It is not possible to list all the types of Company information that must be treated as confidential. The following are examples of confidential information to assist in observing this important policy:

     Information about contractual arrangements and other business dealings between suppliers, contractors or customers that has not been publicly disclosed by management.

     Information about other Company transactions, including proposed transactions such as acquisitions or dispositions of stock or assets, that has not been publicly disclosed by management.

     Financial, accounting and cost information about the Company that has not been publicly disclosed by management.

     Information that reveals the Company's plans and strategies that have not been publicly disclosed by management.

    Employees, officers and directors should be guided by the general principle that the Company considers confidential any information that is not officially disclosed or publicly known and which might be useful to or desired by others for any reason, such as using the information to buy or sell Brink's stock or to compete against Brink's or any of its subsidiaries. Officially disclosed information is considered to be that which is contained in official reports, news releases and other forms of communication that have been released by management to the public through established communication channels.

    Conflicts of Interest. All employees, officers and directors must avoid any investments, business interests or other associations which interfere with or influence, or even appear to interfere with or influence, their objective judgment in furtherance of their responsibility to act in the Company's best interests. A conflict of interest arises when an employee's, officer's or director's judgment in acting on the Company's behalf is or may be influenced by an actual or potential personal benefit for the employee, officer or director, or a member of the employee's, officer's or director's family or household, from an investment, business interest or some other association. The benefits may be direct or indirect, financial or non-financial, through family connections, personal associations or otherwise.

    It is not possible to describe all the circumstances where a conflict of interest involving an employee, officer, director or a member of his or her family or household exists or may exist. The following examples are given only to guide employees, officers and directors in making judgments about such conflicts:

     Owning an interest in the business of a supplier, competitor or customer.

     Acting as a consultant, employee, officer or director for a supplier, competitor or customer.

     Competing with, or aiding others in competing with, the Company in connection with the purchase, sale or other disposition of its property or products, or in connection with the Company's provision of products or services.

     Acting on behalf of the Company in any transaction with any supplier, competitor or customer in which a member of one's family or household is a principal, officer or representative.

    If any employee, officer or director finds himself or herself in a situation where a conflict of interest exists or may exist, he or she immediately should bring the matter to the attention of his or her supervisor, who will be responsible for contacting the Brink's General Counsel or other Company legal counsel for appropriate guidance.

    Acceptance of Payments. No employee, officer or director shall directly or indirectly seek or accept any payments, fees, services or other gratuities (irrespective of size or amount) outside the normal course of the employee's, officer's or director's business duties from any person, company or organization which does or seeks to do business with the Company. Gifts of cash or cash equivalents of any amount are strictly prohibited. It is not inappropriate under this policy to be the recipient of common courtesies, sales promotional items of small value, occasional meals or reasonable entertainment appropriate to a business relationship and associated with business discussions; however, if possible, questions as to the appropriateness of any such courtesy should be reviewed by an immediate supervisor in advance of the receipt of the courtesy.

    Business Entertainment. It is the Company's policy that all solicitations of or dealings with suppliers, customers or others doing or seeking to do business with the Company shall be conducted solely on a basis that reflects both the Company's best business interests and its high ethical standards. Providing common courtesies, entertainment and occasional meals for potential or actual suppliers, customers or others involved with aspects of the Company's business in a manner appropriate to the business relationship and associated with business discussions is permitted, provided expenses in this connection are reasonable.

    Political Contributions. There are three basic tenets in the matter of corporate and personal political contributions and actions.

    First, the Company unequivocally forbids the use of corporate funds, resources or property for the support of political parties or political candidates for any office unless approved in advance by the Brink's General Counsel or his designee.

    Second, equally contrary to our Code is any pressure, direct or implied, that infringes upon the right of any employee, officer or director to decide whether, to whom, and in what amount he or she will make a personal political contribution or render personal services to individual candidates or political committees where permitted by applicable laws. Employees, officers and directors are free, and indeed are encouraged, to endorse, advocate, contribute to, or otherwise support any political party, candidate, or cause they may choose. However, in personal public political statements, references to an employee's, officer's or director's affiliation with the Company should be avoided, and in any personal political activity it must be clear that the employee, officer or director is not acting on behalf of or using the resources of the Company. The Code is not, however, intended to discourage voluntary and lawful political contributions to any Company-sponsored political action committee.

    Third, the Company seeks the resolution of regulatory and political issues affecting its interests solely on the basis of the merits involved.

    Corporate Citizenship. Our Company also has special responsibilities to be a good citizen in the communities in which we operate. We are sensitive to the economic role we play in those communities and we contribute to community as well as to national institutions, and encourage employees, officers and directors to take an active personal role in organizations dedicated to public service.

    Company Funds and Assets. Each employee, officer and director is personally accountable for Company funds or assets over which he or she has control.

    Anyone spending Company money, or personal money that will be reimbursed, should always be sure the Company receives good value in return.

    Anyone approving or certifying the correctness of a voucher or bill should have reasonable knowledge that the purchases and amounts are proper.

    Anyone responsible for the handling of Company assets, as well as associated records and materials, is accountable for their safekeeping. In addition to cash, property and equipment, assets include checks and items such as Company credit cards.

    Company Property. Protection of Company property and services is vital to our business. How well we prevent their fraudulent or negligent misuse or theft affects the rates our customers pay for products and services and will ultimately affect the success of the Company.

    Company property must not be used for improper personal benefit or any other improper purpose. It should not be sold, loaned, given away or otherwise disposed of, regardless of condition or value, except with proper authorization.

    Company Records. Company business records must always be prepared accurately and reliably. They are of critical importance in meeting our financial, legal and management obligations.

    Records are to be kept in accordance with accepted accounting rules and controls at all times, fully and accurately reflecting all transactions. No unrecorded fund or asset may be maintained. No false or misleading entry, record or report may be made or permitted to go uncorrected.

    All reports, vouchers, bills, payroll and service records, measurement and performance records, and other essential data must be prepared with care and honesty.

    Records containing personal data about employees, officers and directors are confidential. They are to be carefully safeguarded and kept current, relevant and accurate. They should be disclosed only to authorized personnel and in accordance with lawful process.

    Securities Transactions. Employees, officers or directors with material information about the business of the Company are prohibited from buying or selling securities of the Company until such information has been made public. To assist employees, officers and directors in understanding this Company policy and the complex laws relating to 'insider trading' and other related topics, the Company periodically circulates a memorandum entitled 'Transactions in Brink's Securities.' Among other things, the memorandum sets forth the Company's policy regarding the times when employees, officers and directors may purchase or sell Brink's common stock. Copies of the memorandum may be obtained upon request to the Brink's General Counsel.

    Disclosure Policy. It is the Company's policy to provide full, fair, accurate, timely and understandable disclosure in all documents required to be filed with or submitted to the Securities and Exchange Commission and all other public communications. The Company expects employees, officers and directors to act in a manner that supports this policy.

    Improper Payments. No employee, officer or director will make, or cause to be made, any improper payment or offer any improper inducement to any actual or potential customer or to an intermediary as a bribe, kickback or similar payment which is directly or indirectly for the benefit of any individual (including any government official), company or organization in any country, and which is designed, directly or indirectly, to secure favored treatment for the Company. Under laws in a number of jurisdictions, it is a crime, punishable by imprisonment and substantial fines, to make payments of this kind to government officials. The Company's policy, however, is broader in scope and is intended to apply regardless of whether the payment or use is lawful under the laws of a particular country. It is important that any questions about this policy be discussed with Company legal counsel before any payment is made which may be viewed as a possible violation of this policy. To assist employees, officers and directors in understanding this Company policy, the Company periodically circulates a memorandum entitled 'Statement of Policy Concerning Compliance with the Foreign Corrupt Practices Act.' Copies of the memorandum may be obtained upon request to the Brink's General Counsel.

    Antitrust Compliance. The Company requires its employees, officers and directors to engage in fair competition and to comply fully with all antitrust laws. Except in limited circumstances (which must be first reviewed with Company legal counsel), these laws severely restrict or prohibit anticompetitive activities such as entering into written or oral agreements to: fix, control or influence prices; boycott specific suppliers or customers; restrain trade by colluding with customers to allocate products or markets; or control trade by limiting the production of products or the delivery of services. To assist employees, officers and directors with understanding and complying with the antitrust laws, the Company periodically circulates a memorandum entitled 'Antitrust Compliance' which discusses a number of the relevant Company policies and laws. The memorandum also includes various practical guidelines to better assure antitrust compliance. Copies of the memorandum may be obtained upon request to the Brink's General Counsel.

    Fair Dealing. Each employee, officer and director should endeavor to respect the rights of and deal fairly with the Company's customers, suppliers, competitors and employees. No employee, officer or director should take unfair advantage of anyone through manipulation, concealment, misuse of privileged or proprietary information, misrepresentation of material facts, or any other intentional unfair-dealing practice.

    Corporate Opportunities. Employees, officers and directors are prohibited from taking for themselves personally opportunities that are discovered through the use of corporate property, information, or position for improper personal gain. Employees, officers and directors owe a duty to the Company to advance its legitimate interests when the opportunity to do so arises.

    Duty to Report Code Violations. Each employee is responsible for bringing to the Company's attention any circumstances which the employee believes in good faith may constitute a violation of this Business Code of Ethics. The Company considers that failure to discharge this responsibility may be as serious as the violation itself. Information regarding violations should be given to the employee's supervisor or, if the employee prefers, directly to the Brink's General Counsel by calling (toll-free in the U.S.) 877-275-4585 or (from outside the U.S.) 804-289-9611. The Company will see that employees giving such information are protected from any adverse action for having reported such a possible violation.

    Waivers of the Code of Business Conduct and Ethics. Any waiver of this Code for executive officers or directors may be made only by the Board or a Board committee and will be promptly disclosed as required by law or stock exchange regulation.

    Annual Questionnaire. The Company requires that selected employees, officers and directors complete and sign, annually, a questionnaire designed to elicit information and to provide further guidance as to compliance with many of the policies referred to in this booklet. After review of these completed questionnaires, a report is made to the Audit and Ethics Committee of the Brink's Board of Directors.

    Application of Code -- Questions and Interpretations. Company employees, officers and directors may have questions regarding the application of these policies in particular situations. All employees, officers and directors are responsible for seeking guidance in case of any question or doubt. For this purpose, inquiries should be directed to the Brink's General Counsel by calling (toll-free in the U.S.) 877-275-4585 or (from outside the U.S.) 804-289-9611.

                                                                      APPENDIX C

                                [BRINK'S LOGO]

                  COMPENSATION AND BENEFITS COMMITTEE CHARTER

I. PURPOSE

    The Compensation and Benefits Committee (the 'Committee') is responsible for establishing and reviewing policies governing salaries, incentive compensation, and the terms and conditions of employment of senior executive officers and other key employees of the Company.

    The Committee is responsible for producing an annual report on executive compensation for inclusion in the Company's proxy statement, in accordance with applicable rules and regulations.

II. MEMBERSHIP

    The Committee shall be comprised of three or more directors. The members of the Committee shall satisfy the independence requirements of the New York Stock Exchange as then in effect. The members of the Committee shall be appointed and may be replaced by the Company's Board of Directors.

III. COMMITTEE AUTHORITY AND RESPONSIBILITIES

    3.1 The Committee shall have the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of the chief executive officer ('CEO') or senior executive compensation and shall have sole authority to approve the consultant's fees and other retention terms.

    The Committee also shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, if the Committee determines that such advice and assistance are necessary.

    3.2 The Committee shall:

        (a) review and approve annually corporate goals and objectives relevant to CEO compensation; evaluate the CEO's performance in light of those goals and objectives; set the CEO's compensation level based on this evaluation; and, in determining the long-term incentive component of CEO compensation, consider among other factors: (i) the Company's performance and relative shareholder return; (ii) the value of similar incentive awards to CEOs at comparable companies; and (iii) the awards given to the CEO in past years;

        (b) review and make recommendations to the Board annually with respect to the compensation of all officers and other key executives;

        (c) make recommendations to the Board with respect to incentive-compensation plans and equity-based plans;

        (d) review and approve annually, for the CEO and the senior executives of the Company: (i) the annual base salary level; (ii) the annual incentive opportunity level; (iii) the long-term incentive opportunity level; and
    (iv) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate;

        (e) make regular reports to the Board;

        (f) form and delegate authority to subcommittees when appropriate;

        (g) review and reassess the adequacy of this Charter annually; and

        (h) annually evaluate its own performance.




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
                                                                      APPENDIX D

                                 [BRINKS LOGO]

                            CORPORATE GOVERNANCE AND
                          NOMINATING COMMITTEE CHARTER

I. PURPOSE

    The Corporate Governance and Nominating Committee (the 'Committee') is appointed by the Board: (1) to assist the Board by identifying individuals qualified to become Board members and to recommend to the Board the director nominees for the annual meeting of shareholders; (2) to oversee the governance of the Company including recommending to the Board Corporate Governance Policies; (3) to lead the Board in its annual evaluation of the Board's performance; and (4) to recommend to the Board director nominees for each committee.

II. MEMBERSHIP

    The Committee shall be comprised of three or more directors. The members of the Committee shall satisfy the independence requirements of the New York Stock Exchange as then in effect. The members of the Committee shall be appointed and may be removed by the Company's Board of Directors.

III. COMMITTEE AUTHORITY AND RESPONSIBILITIES

    3.1. The Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms. The Committee also shall have authority to obtain advice and assistance from internal or external legal, accounting or other advisors, if the Committee determines that such advice and assistance are necessary.

    3.2. The Committee shall:

        (a) review the composition of the Board, taking into account the Corporate Governance Policies;

        (b) actively seek, identify and recommend to the Board individuals qualified to become Board members

        (c) review director candidate recommendations submitted by shareholders pursuant to the Corporate Governance Policy regarding Third Party Communications with Non-Management Directors;

        (d) recommend to the Board nominees for each of the Board's committees;

        (e) recommend to the Board nominees for election as directors;

        (f) present all nominees in a timely fashion to minimize disruption in the Company's business and at such a time to allow for the full consideration of the nominees by the Board and the timely submission of any filings required by the Securities and Exchange Commission;

        (g) make recommendations to the Board regarding tenure and classifications of directors;

        (h) review and make recommendations to the Board annually with respect to the compensation of directors;

        (i) receive comments from all directors and report annually to the Board with an assessment of the Board's performance, to be discussed with the full Board; consider, discuss and recommend ways to improve the Board's effectiveness;

        (j) annually review and reassess the adequacy of the Corporate Governance Guidelines of the Company and recommend any proposed changes to the Board for approval; consider other corporate governance and related issues;

        (k)  make regular reports to the Board;

        (l)  form and delegate authority to subcommittees when appropriate;

        (m) review and reassess the adequacy of this Charter annually; and

        (n)  annually evaluate its own performance.

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
                                                                      APPENDIX E

                                [BRINK'S LOGO]

                         CORPORATE GOVERNANCE POLICIES


                    --------------------------------------
                          COMPOSITION OF THE BOARD

SIZE:                       The Board will normally consist of between 9 and 12 members, although the Board is willing to increase its size to
                            accommodate the availability of an outstanding candidate or candidates.

MIX OF INSIDE AND OUTSIDE   No more than two inside directors will be allowed on the
DIRECTORS:                  Board at one time, although three inside directors will be allowed if they represent a substantial minority of the
                            composition of the Board.

MEMBERSHIP CRITERIA:        In nominating a slate of directors, the Board will consider business experience, diversity, international background and leadership capabilities, along with any other skills or
                            experience which would be of assistance to management in
                            operating the Company's business.

SELECTION PROCESS:          The Corporate Governance and Nominating Committee is
                            responsible for recommendation to the Board of director
                            candidates for shareholder approval. Director vacancies
                            occurring between shareholder meetings are filled by the
                            Board. The Board delegates the preliminary review process
                            involved to the Corporate Governance and Nominating
                            Committee.

TERM LIMITS:                The Board does not believe it should establish term limits.
                            While term limits could help ensure that there are fresh
                            ideas and viewpoints available to the Board, they hold the disadvantage of losing the contribution of directors who
                            have been able to develop, over a period of time, increasing insight into the Company and its operations and, therefore, provide an increasing contribution to the Board.

RETIREMENT AGE:             No person may stand for election to the Board for any term during which his or her seventy-second birthday would fall more than six months prior to the scheduled expiration of
                            such term.

INDEPENDENCE:               A majority of the Board will be independent, as that term is defined by the rules of the New York Stock Exchange (see
                            Attachment A).

DIRECTOR RESPONSIBILITIES:  The basic responsibility of a director is to discharge his or her duties in accordance with his or her good faith
                            business judgment of the best interests of the Company. In discharging that obligation, directors should be entitled to rely on the honesty and integrity of the Company's senior
                            executives and its outside advisors and auditors.

MEMBERSHIP OF RETIRED CEO   Any director who is also an officer of the Company shall
OR OTHER RETIRED            resign immediately after he or she ceases to be an officer.
OFFICER:

CHANGE IN JOB               It is the sense of the Board that individual directors who
RESPONSIBILITIES OF         retire or whose job responsibilities change materially from
OUTSIDE                     those in effect at the time they were last elected to the
DIRECTOR:                   Board should volunteer to resign from the Board.

                            It is not the sense of the Board that the directors who have retired or whose job responsibilities change materially from those in effect at the time they were elected to the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Corporate
                            Governance and Nominating Committee, to review the continued
                            appropriateness of Board membership under these changed
                            circumstances.

SEPARATION OF ROLES OF      The Board is free to make this choice in any way that seems
CHAIRMAN AND CEO:           in the best interests of the Company.

                            Therefore, the Board does not have a policy on whether or
                            not the role of the Chief Executive Officer and Chairman
                            should be separate and, if it is to be separate, whether the
                            Chairman should be selected from the non-employee directors or be an employee.

                       --------------------------------------
                              BOARD PROCEDURAL MATTERS

NUMBER OF MEETINGS:         The Board will meet as frequently as needed for directors to discharge properly their responsibilities. Regular meetings of the Board are held six times per year and special
                            meetings are held as required. Directors are expected to
                            attend Board meetings and meetings of committees on which
                            they serve, to spend the time needed and meet as frequently as necessary to discharge properly their responsibilities.

DISTRIBUTION OF ADVANCE     It is the sense of the Board that information that is
MATERIALS:                  important to the Board's understanding of the business be
                            distributed in writing to the Board before the Board meets, including draft agendas for each Board and Committee
                            meeting. Directors should review these materials in advance of the meeting.

EXECUTIVE SESSIONS OF       Agendas for each regular Board meeting provide for an
INDEPENDENT DIRECTORS:      executive session of the independent Board members.

LEAD DIRECTOR CONCEPT:      The Board does not see any need to designate a lead outside director. In addition to outside directors regularly meeting in executive session, the Corporate Governance and
                            Nominating Committee also provides an adequate forum should special concerns arise which require the attention of
                            non-employee directors. Each executive session, or portion thereof, is chaired by the chairman of the Board committee which has primary responsibility over the matter under
                            discussion during the executive session or portion thereof.

THIRD PARTY COMMUNICATIONS  When interested third parties have concerns, they may make
WITH NON-MANAGEMENT         them known to the non-management directors by communicating
DIRECTORS:                  via written correspondence sent U.S. mail c/o 'Executive
                            Session Chairman' at the Company's Richmond, Virginia
                            address. All such correspondence is provided to the
                            presiding chairman at, or prior to, the next executive
                            session held at a regular Board meeting.




ACCESS:                     Board members have complete access to the Company's
                            Management and employees and, as appropriate, to the Company's independent advisors.


                            Furthermore, the Board encourages Management to bring
                            managers to Board meetings from time to time who: (a) can
                            provide additional insight to the items being discussed
                            because of personal involvement in these areas and/or (b)
                            represent managers with future potential that Management
                            believes should be given exposure to the Board.

ASSESSMENT OF BOARD'S       The directors will meet annually in executive session to
PERFORMANCE:                discuss their assessment of the Board's performance.

BOARD COMPENSATION          It is the responsibility of the Corporate Governance and
REVIEW:                     Nominating Committee to recommend to the Board any changes in Board compensation. The Board makes the final
                            determination with respect to Board compensation. The
                            Corporate Governance and Nominating Committee will consider whether directors' independence may be jeopardized if
                            director compensation and perquisites exceed customary
                            levels, if the Company makes substantial charitable
                            contributions to organizations with which a director is
                            affiliated, or if the Company enters into consulting
                            contracts with (or provides other indirect forms of
                            compensation to) a director or an organization with which
                            the director is affiliated. The Corporate Governance and
                            Nominating Committee will review compensation at the July
                            Board meeting of each year.

ORIENTATION AND CONTINUING  All new directors must participate in an orientation program
EDUCATION:                  and all other directors are also invited to attend each
                            orientation program. Directors will be offered the
                            opportunity to participate in periodic field visits to
                            operating unit facilities.

             ------------------------------------------------------------
                   COMMITTEE STRUCTURE, DUTIES AND RESPONSIBILITIES

NUMBER AND RESPONSIBILITY/  The Board determines on an annual basis the committee
STRUCTURE AND               structure and responsibilities of the committees. The
INDEPENDENCE:               structure and responsibilities are set forth in the Bylaws, and a statement of Board- adopted committee responsibilities has been adopted. All members of the Audit & Ethics
                            Committee, Corporate Governance and Nominating Committee and
                            Compensation and Benefits Committee will be independent, as that term is defined by the rules of the New York Stock
                            Exchange. If a member of the Audit & Ethics Committee
                            simultaneously serves on the audit committee of more than
                            three public companies, the Board will evaluate whether such service impairs the ability of such member to effectively
                            serve on the Audit & Ethics Committee.

ASSIGNMENT AND ROTATION OF  The Corporate Governance and Nominating Committee is
COMMITTEE MEMBERS AND       responsible, after consultation with the Chairman of the
CHAIRMANSHIPS:              Board and consideration of the desires of individual Board members, for recommending the assignment of Board members to various committees. It is the general practice to rotate
                            committee memberships and chairmanships approximately every three years, it having been determined by the Board that
                            rotation more frequently does not serve the purpose of
                            continuity of knowledge and experience.




                           -------------------
                                MANAGEMENT

FORMAL EVALUATION OF CEO'S  Financial and Non-Financial Criteria -- The evaluation of
PERFORMANCE:                the Chief Executive Officer will be based on objective
                            criteria which shall include, among other factors, corporate performance, development of Management, and the
                            accomplishment of annual objectives, and long- term strategy goals.

                            Evaluator(s) -- The Board will make an evaluation of the
                            Chief Executive Officer annually and it will be communicated to the CEO by the Chairman of the Compensation and Benefits
                            Committee. Advance materials will be submitted for
                            consideration of the Board at the first meeting of each
                            year.

MANAGEMENT DEVELOPMENT      There will be an annual report in July of each year to the
AND SUCCESSION PLANNING:    Board by the Chief Executive Officer on Management's
                            development program for senior managers, as well as the
                            Chief Executive Officer's evaluation of potential
                            successors.



                            It is the CEO's responsibility to keep the Board informed on a continuing basis of Management's succession plan.

                            There should also be available, on a continuing basis, the
                            Chief Executive Officer's recommendation as to the Chief
                            Executive Officer's successor should the Chief Executive
                            Officer be unexpectedly disabled. This recommendation will be presented to the Board in July of each year.

                                                                    ATTACHMENT A

                              THE BRINK'S COMPANY
                     INDEPENDENCE DETERMINATION GUIDELINES

    For a director to be deemed 'independent,' the Board of Directors of The Brink's Company ('Brink's) shall affirmatively determine that the director has no material relationship with Brink's either directly or as a partner, shareholder or officer of an organization that has a relationship with Brink's. In making this determination, the Board of Directors shall apply the following standards:

    1. A director who is an employee, or whose immediate family member is an executive officer, of Brink's, is not independent until three years after the end of such employment relationship. Employment as an interim Chairman or Chief Executive Officer will not disqualify a director from being considered independent following such employment.

    2. A director who receives (or whose immediate family member, serving as an executive officer, receives) more than $100,000 per year in direct compensation from Brink's is not independent until three years after he or she ceases to receive more than $100,000 per year in such compensation (excluding director and committee fees and pensions or other forms of deferred compensation for prior service, provided such compensation is not contingent in any way on continued service). Compensation received by a director for former service as an interim Chairman or Chief Executive Officer will not count toward the $100,000 limitation.

    3. A director who is affiliated with or employed by (or whose immediate family member is affiliated with or employed by) a present or former internal or external auditor of Brink's is not independent until three years after the end of either the affiliation or the employment or auditing relationship.

    4. A director who is employed (or whose immediate family member is employed) as an executive officer of another company where any of Brink's' present executives serve on that company's compensation committee is not independent until three years after the end of such service or employment relationship.

    5. A director who is an executive officer or an employee (or whose immediate family member is an executive officer) of a company that makes payments to, or receives payments from, Brink's for property or services in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company's consolidated gross revenues is not independent until three years after falling below such threshold.

                                                                    APPENDIX 1


                                  DETACH HERE
-------------------------------------------------------------------------------

                                     PROXY

                              THE BRINK'S COMPANY

    Proxy/Voting Direction Card Solicited on Behalf of the Board of Directors
                 for Annual Meeting of Shareholders, May 7,2004
P
R   The undersigned hereby appoints Michael T. Dan, Austin F. Reed and Robert
O   T. Ritter and each of them as proxy, with full power of substitution, to
X   vote all shares of common stock of the undersigned in The Brink's Company at
Y the Annual Meeting of Shareholders to be held on May 7, 2004, at 1:00 p.m., Eastern Daylight Time, and at any adjournment thereof, on all matters coming before the meeting. The proxies will vote: (1) as the undersigned specifies on the back of this card; (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card; and (3) as the proxies decide on any other matter.

    This Proxy/Voting Direction Card also will serve as a direction to the Funding Agent of the Company's Savings-Investment Plan to vote all shares in The Brink's Company credited to the account of the undersigned. The Funding Agent will vote: (1) as the undersigned specifies on the back of this card;
    (2) as the Board of Directors recommends where the undersigned does not specify a vote on a matter listed on the back of this card;and (3) as the Funding Agent decides on any other matter.

    If registrations are not identical, you may receive more than one set of proxy materials. Please complete and return all cards you receive. If you wish to vote or direct a vote on all matters as the Board of Directors recommends, please sign, date and return this card. If you wish to vote or direct a vote on items individually, please also mark the appropriate boxes on the back of this card.

    --------------                                               --------------
     SEE REVERSE                                                   SEE REVERSE
        SIDE         CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE
    --------------                                               --------------

THE BRINK'S COMPANY

C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694
















            DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL
-------------------------------------------------------------------------------


[X] Please mark                                                PITCM
    votes as in                                              ---------
    this example.


The Board of Directors Recommends a vote "FOR ALL NOMINEES" in Item 1 and "FOR" Items 2 through 4.

1. Election of the following four nominees:
   Nominees: (01) James R. Barker, (02) James L. Broadhead
             (03) Gerald Grinstein, (04) Ronald L.Turner

             FOR                         WITHHELD
             ALL    [ ]            [ ]    FOR ALL
           NOMINEES                      NOMINEES

[ ]  _______________________________________________________
     For all nominees, except for those nominees written on the line above

                                                 FOR      AGAINST      ABSTAIN
2. Approval of KPMG LLP as independent           [ ]        [ ]          [ ]
   public accountants.

3. Approval of amendment and restatement         [ ]        [ ]          [ ]
   of The Brink's Company's 1994 Employee
   Stock Purchase Plan.

4. Approval of amendment of The Brink's          [ ]        [ ]          [ ]
   Company's Directors Stock Accumulation Plan.


NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


Signature: ____________________________________ Date:__________________


Signature: ____________________________________ Date:__________________